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                                                                    EXHIBIT 4.10

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                             SHAREHOLDERS' AGREEMENT

                                   dated as of

                                  May 22, 1997

                                      among

                            VON HOFFMANN CORPORATION
                    DLJ MERCHANT BANKING PARTNERS II, L.P.,
                         DLJ OFFSHORE PARTNERS II, C.V.,
                         DLJ DIVERSIFIED PARTNERS, L.P.,
                             DLJ EAB PARTNERS, L.P.,
                             DLJMB FUNDING II, INC.,
                       DLJ FIRST ESC L.L.C., UK INVESTMENT
                       PLAN 1997 PARTNERS, ZS VH II L.P.,
                               ROBERT A. UHLENHOP

                                       and

                  THE MANAGEMENT SHAREHOLDERS LISTED ON ANNEX A


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                                TABLE OF CONTENTS

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
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
                                    ARTICLE 1
                                   DEFINITIONS

     1.1  Definitions ............................................................  2

                                    ARTICLE 2
                              CORPORATE GOVERNANCE

     2.1  Composition of the Board ............................................... 13
     2.2  Removal ................................................................ 15
     2.3  Vacancies .............................................................. 15
     2.4  Action by the Board .................................................... 16
     2.5  Executive Committee .................................................... 16
     2.6  Conflicting Charter or Bylaw Provisions ................................ 18
     2.7  Subsidiaries ........................................................... 18
     2.8  Compensation ........................................................... 18

                                    ARTICLE 3
                            RESTRICTIONS ON TRANSFER

     3.1  General Restrictions ................................................... 19
     3.2  Restrictions on Sales to Adverse Persons ............................... 21
     3.3  Right of First Offer ................................................... 21
     3.4  Drag-Along Rights ...................................................... 23
     3.5  Tag-Along Rights ....................................................... 25
     3.6  Public Offering Limitations ............................................ 27
     3.7  Share Certificates ..................................................... 28
     3.8  Termination of Restrictions on Shareholders ............................ 29
     3.9  Improper Transfer ...................................................... 29

                                    ARTICLE 4
                  CERTAIN SALES UPON TERMINATION OF EMPLOYMENT

     4.1  Surrender of Shares to the Company ..................................... 29
     4.2  Method of Repurchase ................................................... 32
     4.3  Determination of Fair Market Value ..................................... 32

                                    ARTICLE 5
                               REGISTRATION RIGHTS

     5.1  Demand Registration .................................................... 34
     5.2  Incidental Registration ................................................ 38
     5.3  Holdback Agreements .................................................... 40
     5.4  Registration Procedures ................................................ 40

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
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                                                                                 ----
     5.5  Indemnification by the Company ......................................... 44
     5.6  Indemnification by Participating Shareholders .......................... 45
     5.7  Conduct of Indemnification Proceedings ................................. 46
     5.8  Contribution ........................................................... 47
     5.9  Participation in Public Offering ....................................... 49

                                    ARTICLE 6
                                PREEMPTIVE RIGHTS

     6.1  Preemptive Rights ...................................................... 49

                                    ARTICLE 7
                                 CONFIDENTIALITY

     7.1  Confidentiality ........................................................ 50
     7.2  Specific Performance ................................................... 51

                                    ARTICLE 8
                                  MISCELLANEOUS

     8.1  Entire Agreement; No Inconsistent Agreements ........................... 52
     8.2  Binding Effect; Benefit ................................................ 52
     8.3  Exclusive Financial Advisor and Investment Banking Advisor ............. 53
     8.4  Assignability .......................................................... 53
     8.5  Amendment; Waiver; Termination  ........................................ 53
     8.6  Notices ................................................................ 54
     8.7  After-Acquired Shares .................................................. 56
     8.8  Headings and References to Sections .................................... 56
     8.9  Severability ........................................................... 57
     8.10 Counterparts ........................................................... 57
     8.11 APPLICABLE LAW ......................................................... 57
     8.12 Specific Enforcement ................................................... 57
     8.13 Arbitration ............................................................ 57
     8.14 Pronouns ............................................................... 58
     8.15 Trial by Jury .......................................................... 58

Annex A     -  List of Management Shareholders and Addresses

Annex B     -  Form of Financial Advisor Agreement

Schedule 1  -  List of Shareholders and Respective Numbers of Shares

Schedule 2  -  List of Shares Purchased by and Options Granted to Management
               Shareholders

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                             SHAREHOLDERS' AGREEMENT

        SHAREHOLDERS' AGREEMENT dated as of May 22, 1997 (this "Agreement") among Von Hoffmann Corporation (the "Company"), DLJ Merchant Banking Partners II, L.P. ("DLJMB"), DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJ EAB Partners, L.P., DLJMB Funding II, Inc., DLJ First ESC L.L.C., UK Investment Plan 1997 Partners (each, a "DLJMB Entity", and collectively, the "DLJMB Entities"), Robert A. Uhlenhop ("Uhlenhop"), the management shareholders listed on ANNEX A hereto (individually, a "Management Shareholder", and collectively with Uhlenhop, the "Management Shareholders"), and ZS VH II L.P. ("ZS"). The DLJMB Entities, the Management Shareholders and ZS are collectively referred to herein as the "Shareholders" and individually as a "Shareholder". References to the Shareholders shall include any Permitted Transferee (as defined in Section 1.1(a) hereof) of the Management Shareholders, ZS and the DLJMB Entities.

                              W I T N E S S E T H :
                              - - - - - - - - - -

        WHEREAS, the Company, the DLJMB Entities, VH Acquisition Corp., ZS and Uhlenhop are parties to an Agreement and Plan of Merger dated as of April 3, 1997 (the "Merger Agreement"), pursuant to which, among other things, (i) each DLJMB Entity has acquired (A) the number of shares of Common Stock, par value $.01 per share, of the Company (the "Common Shares"), set forth opposite its name on SCHEDULE 1 hereto, and (B) the number of shares of 13.5% Senior Exchangeable Preferred Stock due 2009 of the Company (the "Preferred Shares") and the number of warrants (the "Warrants") for the number of Common Shares, in each case, set forth opposite such DLJMB Entity's name on SCHEDULE 1 hereto,
(ii) the Company has issued to Uhlenhop the number of Common Shares set forth opposite his name on SCHEDULE 1 hereto (the "Uhlenhop Retained Shares"), and
(iii) the Company has issued to ZS the number of Common Shares set forth opposite its name on SCHEDULE 1 hereto;

        WHEREAS, (i) Uhlenhop has acquired the number of Common Shares set forth opposite his name on SCHEDULE 2 hereto (such Common Shares together with the Uhlenhop Retained Shares, the "Uhlenhop Purchased Shares"), (ii) each of the Management Shareholders (other than Uhlenhop) has acquired the number of Common Shares set forth opposite his or her name on SCHEDULE 2 hereto (the "Non-Uhlenhop Management Purchased Shares"), (iii) the Company has granted to each of the Management

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Shareholders the number of stock options (the "Granted Management Options") for the number of Common Shares set forth opposite such Management Shareholder's name on SCHEDULE 2 hereto, and (iv) the Company has reserved an aggregate of 4,000,000 Common Shares for issuance upon the exercise of stock options (the "Future Management Options", and together with the Granted Management Options, the "Management Options") that may be granted, from time to time, to the Management Shareholders or other employees of the Company or its subsidiaries; and

        WHEREAS, the Company and the Shareholders desire to enter into certain agreements with respect to the management of the Company, the transfer of Common Shares now owned or hereafter acquired, upon the exercise of Warrants or Management Options or otherwise, by each of the Shareholders and certain other matters.

        NOW, THEREFORE, in consideration of the foregoing covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

        1.1 DEFINITIONS. (a) The following terms, as used herein, have the following meanings:

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; PROVIDED, HOWEVER, that no Shareholder shall be deemed an Affiliate of any other Shareholder solely by reason of any investment in the Company. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

        "Affiliated Employee Benefit Trust" means any trust that is a successor to the assets held by a trust established under an employee benefit plan subject to ERISA or any other trust established directly or indirectly under such plan or any other such plan having the same sponsor.

        "Agreement" has the meaning set forth in the introductory paragraph hereof.

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        "Appointment Date" has the meaning set forth in Section 4.3(b) of this
Agreement.

        "Articles of Incorporation" means the Articles of Incorporation of the Company in effect as of the date hereof, as amended from time to time.

        "Board" means the board of directors of the Company.

        "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

        "Bylaws" means the bylaws of the Company in effect as of the date hereof, as amended from time to time.

        "Cause" means, in the case of Uhlenhop, as such term is defined in the Uhlenhop Employment Agreement, and, in the case of a Management Shareholder (other than Uhlenhop), (i) the conviction of such Management Shareholder by a court of competent jurisdiction of, or entry of a plea of NOLO CONTENDERE with respect to, a felony or any other crime which involves fraud, dishonesty or moral turpitude; (ii) fraud, embezzlement or gross insubordination on the part of such Management Shareholder; (iii) such Management Shareholder's chronic abuse of or dependence on alcohol or drugs (illicit or otherwise) that interferes with the performance of such Management Shareholder's duties, responsibilities or obligations to the Company or any of its subsidiaries; (iv) the material breach by such Management Shareholder of Section 6.1 hereof; or (v) any act of moral turpitude or willful misconduct by such Management Shareholder which (A) is intended to result in substantial personal enrichment of such Management Shareholder at the expense of the Company or any of its subsidiaries or (B) may have a material adverse impact on the business or reputation of the Company or any of its subsidiaries (such determination to be made by the Board or the board of directors of Von Hoffmann Press, in either case, in such board's reasonable judgment).

        "Common Shares" has the meaning set forth in the first recital of this Agreement.

        "Company" has the meaning set forth in the introductory paragraph hereof.

        "Convertible Securities" has the meaning set forth in Section 6.1(a) of this Agreement.

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        "Demand Registration" has the meaning set forth in Section 5.1(a) of this Agreement.

        "Disability" means, in the case of Uhlenhop, "Permanent Disability" as such term is defined in the Uhlenhop Employment Agreement, and, in the case of a Management Shareholder (other than Uhlenhop), means such Management Shareholder's inability to perform substantially his or her duties and responsibilities to the Company or any of its subsidiaries by reason of physical or mental illness, injury, infirmity or condition: (i) for a continuous period for 120 days or one or more periods aggregating 150 days in any twelve-month period; (ii) at such time as such Management Shareholder is eligible to receive disability income payments under any long-term disability insurance plan maintained by the Company or any of its subsidiaries; or (iii) at such earlier time as such Management Shareholder or the Company or Von Hoffmann Press submits medical evidence, in the form of a physician's certification, that such Management Shareholder has a physical or mental illness, injury, infirmity or condition that will likely prevent such Management Shareholder from substantially performing his duties and responsibilities for 120 days or longer.

        "DLJMB" has the meaning set forth in the introductory paragraph of this Agreement.

        "DLJMB Entities" has the meaning set forth in the introductory paragraph of this Agreement.

        "DLJMB Transferee" means (A) any general or limited partner, member or shareholder of any DLJMB Entity (a "DLJMB Partner"), and any corporation, partnership, Affiliated Employee Benefit Trust or other entity that is an Affiliate of any DLJMB Partner (collectively, the "DLJMB Affiliates"); (B) any managing director, general partner, director, limited partner, officer or employee of any DLJMB Entity or in any DLJMB Affiliate (collectively, "DLJMB Associates"); (C) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any DLJMB Associate; and (D) a trust, the beneficiaries of which, or a corporation or partnership, the shareholders or general or limited partners of which, include only DLJMB Entities, DLJMB Affiliates, DLJMB Associates, their spouses or their lineal descendants.

        "DLJSC" means Donaldson, Lufkin & Jenrette Securities Corporation.

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        "Drag-Along Notice" has the meaning set forth in Section 3.4(b) of this
Agreement.

        "Drag-Along Rights" has the meaning set forth in Section 3.4(a) of this Agreement.

        "Drag-Along Sale" has the meaning set forth in Section 3.4(a) of this Agreement.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

        "Executive Committee" has the meaning set forth in Section 2.5 of this Agreement.

        "Fully Diluted" means, with respect to Common Shares and without duplication, all outstanding Shares, together with all Shares issuable in respect of securities convertible into or exchangeable for Common Shares, share appreciation rights or options, warrants and other rights to purchase or subscribe for Common Shares or securities convertible into or exchangeable for Common Shares, including, without limitation, Warrant Shares and Option Shares.

        "Future Management Options" has the meaning set forth in the second recital of this Agreement.

        "Granted Management Options" has the meaning set forth in the second recital of this Agreement.

        "Holders" has the meaning set forth in Section 5.1(a) of this Agreement.

        "Incidental Registration" has the meaning set forth in Section 5.2(a) of this Agreement.

        "Incidental Withdrawal Election" has the meaning set forth in Section 5.2(b) of this Agreement.

        "Indemnified Party" has the meaning set forth in Section 5.7 of this Agreement.

        "Indemnifying Party" has the meaning set forth in Section 5.7 of this Agreement.

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        "Independent Appraiser" has the meaning set forth in Section 4.3(b) of this Agreement.

        "Initial Ownership" of a Shareholder means the number of Common Shares (including Option Shares (other than Option Shares issuable under those Management Options, if any, which hereafter terminate or expire, in the case of Uhlenhop, in accordance with the terms of the Uhlenhop Employment Agreement, or, in the case of the Management Shareholders (other than Uhlenhop), in accordance with the terms of the Management Option Plan)) held by such Shareholder as of the date hereof (or the corresponding number of Shares resulting from any stock dividend, stock split, combination of shares, reorganization, reclassification or other anti-dilutive adjustments thereto).

        "Inspectors" has the meaning set forth in Section 5.4(g) of this Agreement.

        "Institutional Shareholders" means the DLJMB Entities and ZS.

        "IPO" means the initial Public Offering of Common Shares or any other class of common stock of the Company.

        "Management Note" has the meaning set forth in Section 4.1(f) of this Agreement.

        "Management Option Plan" means the Company's 1997 Management Stock Option Plan in effect as of the date hereof, as amended from time to time in accordance with its terms.

        "Management Options" has the meaning set forth in the second recital of this Agreement.

        "Management Permitted Transferee" means, with respect to a Management Shareholder, (A) a Person to whom Shares are transferred from such Management Shareholder; PROVIDED that such transferee is the issue, adopted issue, stepchild, issue of a stepchild, spouse of any of the foregoing, or parent or spouse of such Management Shareholder; (B) a trust that is for the exclusive benefit of, or a partnership the partners of which are exclusively, such Management Shareholder or any person described under (A) above; (C) a corporation or other entity, all of the capital stock or other equity of which is held by such Management Shareholder or any Person described under (A) above; or (D) the estate of such Management Shareholder.

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        "Management Purchased Shares" means, collectively, the Uhlenhop
Purchased Shares and the Non-Uhlenhop Management Purchased Shares.

        "Management Shareholders" has the meaning set forth in the introductory paragraph of this Agreement.

        "Maximum Offering Size" has the meaning set forth in Section 5.1(d) of this Agreement.

        "Merger Agreement" has the meaning set forth in the first recital of this Agreement.

        "NASD" has the meaning set forth in the definition of "Registration Expenses" in this Section 1.1.

        "Nominee" has the meaning set forth in Section 2.3(a) of this Agreement.

        "Non-Uhlenhop Management Purchased Shares" has the meaning set forth in the second recital of this Agreement.

        "Objection Notice" has the meaning set forth in Section 4.3(b) of this Agreement.

        "Offer Notice" has the meaning set forth in Section 3.3(a) of this Agreement.

        "Offer Price" has the meaning set forth in Section 3.3(a) of this Agreement.

        "Offer" has the meaning set forth in Section 3.3 of this Agreement.

        "Offered Shares" has the meaning set forth in Section 3.3 of this Agreement.

        "Offerees" has the meaning set forth in Section 3.3 of this Agreement.

        "Option Shares" means Shares issued or issuable upon exercise of a Management Option.

        "Participating Shareholder" has the meaning set forth in Section 3.5(b) of this Agreement.

        "Permitted Transferee" means, in the case of a DLJMB Entity, a DLJMB Transferee, in the case of a Management

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Shareholder, a Management Permitted Transferee, or, in the case of ZS, a ZS
Permitted Transferee.

        "Person" means an individual, corporation, partnership, association, limited liability company, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        "Preferred Shares" has the meaning set forth in the first recital of this Agreement.

        "Private Sale" means a sale to a Third Party other than (i) pursuant to a Public Offering or (ii) under Rule 144 of the Securities Act.

        "Public Offering" means an underwritten or best efforts public offering of Registrable Shares or other shares of the Company pursuant to an effective registration statement under the Securities Act.

        "Public Sale" means a sale (i) pursuant to a Public Offering or (ii) under Rule 144 of the Securities Act.

        "Purchaser" has the meaning set forth in Section 3.4(a) of this Agreement.

        "Records" has the meaning set forth in Section 5.4(g) of this Agreement.

        "Registrable Shares" means (a) all Shares (including Warrant Shares but not Warrants), (b) any other shares of common stock of the Company acquired by any Shareholder on or after the date hereof, and (c) any shares of capital stock of the Company issued or issuable with respect to the Shares (including Warrant Shares but not Warrants) or the securities referred to in the preceding clause
(b) by way of a stock dividend, stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or anti-dilutive adjustment, but, in the case of the Management Shareholders, shall only include Management Purchased Shares, until (i) a registration statement covering such Shares has been declared effective by the SEC and such Shares have been disposed of pursuant to such effective registration statement, (ii) such Shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or such Shares may be sold pursuant to Rule 144(k), or (iii) such Shares are otherwise transferred, the Company has delivered a new certificate or other

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evidence of ownership for such Shares not bearing the legend required pursuant to this Agreement and such Shares may be resold without subsequent registration under the Securities Act.

        "Registration Expenses" means (i) all registration and prospectus filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Shares, if any), (iii) printing expenses,
(iv) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public or chartered accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by such accountants of a comfort letter or comfort letters requested pursuant to Section 5.4(h) hereof),
(vi) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (vii) reasonable fees and expenses of one counsel for the selling Shareholders selected by DLJMB (on behalf of the DLJMB Entities), in the case of an offering in which the DLJMB Entities participate or by the Shareholders holding a majority of the Shares to be sold in such offering, in any other case; PROVIDED, HOWEVER, that, if such offering relates to ZS's Demand Registration, ZS shall be entitled to select the counsel for the selling Shareholders, (viii) fees and expenses in connection with any review of underwriting arrangements by the National Association of Securities Dealers, Inc. (the "NASD") including fees and expenses of any "qualified independent underwriter," (ix) fees and expenses of listing the Registrable Shares on an exchange or other trading system and (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities; but shall not include any underwriting fees, discounts or commissions attributable to the sale of Registrable Shares, or any out-of-pocket expenses (except as set forth in clause (vii) above) of the Selling Shareholders (or the agents who manage their accounts), or any fees and expenses of underwriter's counsel.

        "Remaining Shareholders" has the meaning set forth in Section 3.5(a) of this Agreement.

        "Representatives" has the meaning set forth in Section 7.1(b) of this Agreement.

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        "Repurchase Date" has the meaning set forth in Section 4.2 of this
Agreement.

        "Repurchase Notice" has the meaning set forth in Section 4.1(d) of this Agreement.

        "Repurchase Right" has the meaning set forth in Section 4.1(a) of this Agreement.

        "Rule 144" means Rule 144 and Rule 144A (or any successor provisions) under the Securities Act, as such rules may be amended from time to time.

        "SEC" means the Securities and Exchange Commission or any successor thereto performing similar regulatory functions.

        "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

        "Seller" has the meaning set forth in Section 4.2 of this Agreement.

        "Selling Shareholder" has the meaning set forth in Section 5.1(a) of this Agreement.

        "Selling Holder" has the meaning set forth in Section 3.3(a) of this Agreement.

        "Shareholder" means each Person (other than the Company) who shall be a party to this Agreement, whether in connection with the execution and delivery hereof as of the date hereof, pursuant to Section 8.4 hereof, or otherwise, so long as such Person shall beneficially own any Shares.

        "Shares" means all Common Shares (including Warrant Shares (other than Warrant Shares issuable under those Warrants, if any, which hereafter are transferred in connection with a sale of Preferred Shares) and Option Shares (other than Option Shares issuable under those Management Options, if any, which hereafter terminate or expire, in the case of Uhlenhop, in accordance with the terms of the Uhlenhop Employment Agreement, or, in the case of the Management Shareholders (other than Uhlenhop), in accordance with the terms of the Management Option Plan)) now or hereafter held by the Shareholders.

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        "Subject Shares" has the meaning set forth in Section 3.4(a) of this
Agreement.

        "Surrendered Shares" has the meaning set forth in Section 4.2 of this Agreement.

        "Tag-Along Notice" has the meaning set forth in Section 3.5(b) of this Agreement.

        "Tag-Along Purchaser" has the meaning set forth in Section 3.5(a) of this Agreement.

        "Tag-Along Rights" has the meaning set forth in Section 3.5(a) of this Agreement.

        "Tag-Along Sale" has the meaning set forth in Section 3.5(a) of this Agreement.

        "Tag-Along Sellers" has the meaning set forth in Section 3.5(a) of this Agreement.

        "Tag-Along Shares" has the meaning set forth in Section 3.5(a) of this Agreement.

        "Termination Event" has the meaning set forth in Section 4.1(a) of this Agreement.

        "Third Party" means a prospective purchaser of Shares in an arm's-length transaction from a Shareholder where such purchaser is not an Affiliate or Permitted Transferee of such Shareholder.

        "Transfer" has the meaning set forth in Section 3.1(a) hereof.

        "Uhlenhop" has the meaning set forth in the introductory paragraph of this Agreement.

        "Uhlenhop Employment Agreement" means the Employment Agreement dated as of April 3, 1997 among Uhlenhop, the Company (as successor to VH Acquisition Corp.) and Von Hoffmann Press, Inc.

        "Uhlenhop Purchased Shares" has the meaning set forth in the second recital of this Agreement.

        "Uhlenhop Retained Shares" has the meaning set forth in the first recital of this Agreement.

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        "Vested Option Shares" means, at the time a determination thereof is being made, Option Shares that would be otherwise issuable upon the exercise of Management Options that have vested as of the time of such determination, in the case of Uhlenhop, in accordance with the terms of the Uhlenhop Employment Agreement or, in the case of a Management Shareholder (other than Uhlenhop), in accordance with the terms of the Management Option Plan.

        "Von Hoffmann Press" means Von Hoffmann Press, Inc., a wholly-owned subsidiary of the Company.

        "Warrants" has the meaning set forth in the first recital of this Agreement.

        "Warrant Shares" means Shares issued or issuable upon exercise of a Warrant.

        "Withdrawal Election" has the meaning set forth in Section 5.1(d) of this Agreement.

        "ZS" has the meaning set forth in the introductory paragraph of this Agreement.

        "ZS Permitted Transferee" means (A) any general or limited partner of ZS (a "ZS Partner"), and any corporation, partnership, limited liability company or other entity that is an Affiliate of ZS or a ZS Partner (collectively with the ZS Partners, the "ZS Affiliates"); (B) any managing director, general partner, director, limited partner, member, officer or employee of ZS or in any ZS Affiliate (collectively, "ZS Associates"); (C) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any ZS Associate; and (D) a trust, the beneficiaries of which, or a corporation, partnership or limited liability company, the shareholders, general or limited partners or members of which, include only ZS Affiliates, ZS Associates, their spouses or their lineal descendants.

        (b) The term "DLJMB Entities" (including in any case where such term is included in another defined term hereunder), to the extent that a DLJMB Entity shall have transferred any of its Shares to the DLJMB Transferees, shall mean the DLJMB Entities and the DLJMB Transferees, and any right or action that may be taken at the election of the DLJMB Entities may be taken at the election of DLJMB on behalf of the DLJMB Entities and the DLJMB Transferees, as the case may be.

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        (c)     The term "ZS" (including in any case where such term is included in another defined term hereunder), to the extent ZS shall have transferred any of its Shares to ZS Permitted Transferees, shall mean ZS and its ZS Permitted Transferees, and any right or action that may be taken at the election of ZS may be taken at the election of ZS and its ZS Permitted Transferees, as the case may be.

        (d) The term "Management Shareholders" (including in any case where such term is included in another defined term hereunder), to the extent any such Management Shareholder shall have transferred any of its Shares to Management Permitted Transferees, shall mean the Management Shareholder and his or her Management Permitted Transferees, and any right or action that may be taken at the election of a Management Shareholder may be taken at the election of such Management Shareholder and his or her Management Permitted Transferees, as the case may be.

        (e) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits hereto, as the same may from time to time be amended or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

                                    ARTICLE 2
                              CORPORATE GOVERNANCE

        2.1 COMPOSITION OF THE BOARD. (a) Subject to subsections (c), (d) and (e) below and Section 8(b) of the Certificate of Designations, Preferences and Rights of the Preferred Shares, the Board shall consist of nine (9) directors (or such smaller number as may be mutually agreed to by DLJMB, ZS, so long as it owns beneficially 25% of its Initial Ownership, and Uhlenhop, so long as he is the Chief Executive Officer of the Company), seven (7) of whom (including the Chairman of the Board) shall be nominated by the DLJMB Entities, one (1) of whom shall be nominated by ZS, and one (1) of whom shall be Uhlenhop so long as he is the Chief Executive Officer of the Company and he owns beneficially Common Shares and Vested Option Shares in an aggregate amount equal to at least 2% of the Fully Diluted Common Shares; PROVIDED, HOWEVER, that, if Uhlenhop is no longer serving as the Chief Executive Officer of the Company (other than as a result of his termination for "Cause" (as defined in the Uhlenhop Employment Agreement)) but he owns beneficially Common Shares and Vested Option Shares in an amount equal to at least 2% of the Fully Diluted Common Shares, the Board shall continue to consist of nine (9) directors (or such smaller number as may be mutually agreed to by DLJMB, ZS, so long as it owns beneficially 25% of its Initial Ownership, and Uhlenhop, so long as he is the Chief Executive Officer of the Company), six (6) of whom (including the Chairman of the Board) shall be nominated by the DLJMB Entities, one (1) of whom shall be nominated by ZS, one (1) of whom shall be Uhlenhop so long as he owns beneficially Common Shares and Vested Option Shares in an amount equal to at least 2% of the Fully Diluted Common Shares, and one
(1) of whom shall be the new Chief Executive Officer of the Company who is duly appointed by the Board; PROVIDED FURTHER, that, notwithstanding his Share ownership, if Uhlenhop is no longer serving as the Chief Executive Officer of the Company or Von Hoffmann Press as a result of his being terminated for "Cause" in accordance with the Uhlenhop Employment Agreement, Uhlenhop will no longer be entitled to serve as a director of either the Company or Von Hoffmann Press.

        (b) Upon execution of this Agreement, the parties shall take all necessary action so that, effective on the day immediately after the day on which the "Closing" under the Merger Agreement is consummated, the Board shall consist of Thompson Dean, Karl Wyss, Elan Schultz and four other individuals nominated by DLJMB, as the nominees of the DLJMB Entities, Robert Horne, as the nominee of ZS, and Robert A. Uhlenhop, and each such director shall serve until resignation, removal or replacement in accordance with the terms of this Agreement or, in the case of Uhlenhop, in accordance with the terms of the Uhlenhop Employment Agreement, and the Bylaws.

        (c) Subject to subsections (d) and (e) below, the DLJMB Entities, ZS and the Management Shareholders hereby agree to amend the provisions of subsection (a) as may be necessary to change the composition of the Board as may be required by law or by any applicable listing standards or as may be reasonably requested by any underwriter, in each case in connection with the IPO.

        (d) Each Shareholder entitled to vote for the election of directors to the Board agrees that he or it shall vote his or its Shares or execute consents, as the case may be, and take all other necessary action (including in order to satisfy any quorum requirement) in order to ensure that the composition of the Board is as set forth in this Section 2.1; PROVIDED, HOWEVER, that none of the DLJMB Entities, ZS or the Management Shareholders shall be required to vote for the nominees of any Shareholder or group of Shareholders under this Agreement if the ownership of Shares by such Shareholders or group at the time of any such vote is less than 25% of such Shareholder's or group's Initial Ownership. No Shareholder shall give any proxy or power of attorney to any Person that permits the holder thereof to vote in his, her or its discretion on any matter that may be submitted to the Company's shareholders for their consideration and approval, unless such proxy or power of attorney is made subject to and is exercised in accordance with the provisions of this Agreement.

        (e) Notwithstanding any other provision of this Agreement, the number of directors on the Board shall not be reduced below nine (9) at any time prior to the second anniversary of the date of this Agreement, including, without limitation, by the operation of subsection (a) or (c) above, without the consent of ZS, so long as it owns beneficially 25% of its Initial Ownership, or Uhlenhop, so long as he is the Chief Executive Officer of the Company; PROVIDED that, in the event the number of directors comprising the Board is so reduced, then (i) any director nominated by ZS then on the Board shall be removed, (ii) ZS's rights under this Agreement to designate or nominate a director to the Board shall automatically terminate and any rights granted to a ZS director under this Agreement shall automatically terminate and be of no further force or effect, and (iii) the DLJMB Entities shall succeed to ZS's right to nominate a director under this Section 2.1.

        2.2 REMOVAL. Each Shareholder agrees that if, at any time, it is then entitled to vote for the removal of directors of the Company, it shall not vote any of his, her or its Shares in favor of the removal of any director who shall have been designated or nominated pursuant to Section 2.1 unless the Person(s) entitled to designate or nominate such director shall have consented to such removal in writing, or the right of any Shareholder to nominate such director shall no longer exist pursuant to Section 2.1(a), (d) or (e) hereof.

        2.3 VACANCIES. (a) If, as a result of death, disability, retirement, resignation, removal (for any or no reason) or otherwise, there shall exist or occur any vacancy of the Board:

                (i) the Person or Persons entitled under Section 2.1 to designate or nominate such director whose death, disability, retirement, resignation or removal resulted in such vacancy shall, as promptly as reasonably possible, designate another individual (the "Nominee") to fill such capacity and serve as a director of the Company; and

                (ii) each Shareholder then entitled to vote for the election of the Nominee as a director of the Company shall vote his, her or its Shares, or execute a written consent, as the case may be, in order to ensure that the Nominee will be elected to the Board. Any vacancy that occurs shall be filled as promptly as possible upon the designation of a nominee by the Shareholder or Shareholders having the right to nominate a Nominee to fill such vacancy.

        (b) Notwithstanding the foregoing, in the event of any vacancy in the Board (i) following the reduction in the ownership of Shares by one or more Shareholders resulting in the termination of the right of any such Shareholder to nominate a director to the Board, or (ii), in the case of Uhlenhop, as a result of Uhlenhop no longer serving as the Chief Executive Officer of the Company and him not owning beneficially Common Shares and Vested Option Shares in an amount equal to at least 2% of the Fully Diluted Common Shares, any such vacancy shall be filled by vote of a majority of the remaining directors, whether or not such remaining directors would constitute a quorum of the Board.

        2.4     ACTION BY THE BOARD. A quorum of the Board shall consist of five
(5) directors (or such smaller number as may be mutually agreed). All actions of the Board shall require the affirmative vote of at least a majority of the directors at a duly convened meeting of the Board at which a quorum is present or participating by telephone or the unanimous written consent of the Board; PROVIDED that, in the event there is a vacancy on the Board and an individual has been nominated to fill such vacancy, the first order of business shall be to fill such vacancy; PROVIDED, HOWEVER, that, in the event an equal number of directors are in favor and against a specific action, the chairman of the meeting shall not have a second or casting vote. Written notice of all meetings of the Board, stating the place, date, time and the purpose(s) of such meeting, shall be given to each director at least five (5) Business Days before such meeting by telephone, mail, facsimile or personal delivery; PROVIDED that such five-Business Day prior notice requirement may be reduced to not less than one Business Day if the Chairman of the Board, in good faith and in his reasonable judgment, deems such reduction as necessary to effect business of the Company requiring more immediate attention.

        2.5 EXECUTIVE COMMITTEE. The Board, by resolution adopted by a majority of directors constituting the full Board, may, in accordance with the terms of the Bylaws, appoint an executive committee (the "Executive Committee"), one of the members of which shall be Uhlenhop so long as he is the Chief Executive Officer of the Company. If an Executive Committee is so appointed, except if ZS is no longer entitled to nominate a director to the Board pursuant to Section 2.l(e) hereof or except if ZS owns beneficially less than 25% of its Initial Ownership, ZS shall be entitled to have one representative as an observer (with no right to vote) at each meeting of the Executive Committee, and the Executive Committee shall furnish ZS, to the attention of such person as ZS may designate as its observer in writing to the Executive Committee from time to time, and at the same time and in the same manner furnished to members of the Executive Committee, notice of each such meeting and any other materials relevant to such meeting so provided to the members of the Executive Committee. Such representative shall treat all information received by such representative pursuant to this Section 2.5 as confidential in accordance with Article 7 hereof and in accordance with applicable law and such duties regarding confidentiality as would be generally applicable to a director receiving such information. Subject to the terms of the Bylaws, the Executive Committee may exercise all the authority of the Board; PROVIDED, HOWEVER, that neither the Executive Committee nor any other committee of the Board shall have the authority to: (i) approve or recommend to shareholders of the Company actions or proposals required by law to be approved by shareholders of the Company; (ii) adopt, amend or repeal the Bylaws or Articles of Incorporation; (iii) authorize or approve the reacquisition of shares of the Company's capital stock unless pursuant to a general formula or method specified by the Board; (iv) adopt an agreement of merger or consolidation or sale of all or substantially all of the Company's assets or capital stock; or (v) authorize or approve the issuance or sale of, or any contract to issue or sell, shares of the Company's capital stock or designate the terms of a series of a class of shares of the Company's capital stock, except that the Board, having acted regarding general authorization for the issuance or sale of shares of capital stock, or any contract therefor, and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the Board, by resolution or by adoption of a stock option or other plan, authorize the Executive Committee or any other committee to fix the terms of any contract for the sale of such shares of capital stock and to fix the terms upon which such shares of capital stock may be issued or sold, including the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion, voting or preferential rights, and provisions for other features of a class of shares of the Company's capital stock, with full power in the Executive Committee or any such other committee of the Board to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the office of the Secretary of State of the state in which the Company is incorporated.

        2.6 CONFLICTING CHARTER OR BYLAW PROVISIONS. Each Shareholder shall vote his or its Shares, and shall take all other actions necessary, to ensure that the Articles of Incorporation and Bylaws facilitate and do not at any time conflict with any provision of this Agreement.

        2.7 SUBSIDIARIES. Unless otherwise agreed to by the DLJMB Entities, ZS, so long as it owns beneficially 25% of its Initial Ownership, and Uhlenhop, so long as he is the Chief Executive Officer of the Company, each Shareholder shall vote his or its Shares, and shall take all other actions necessary, to ensure that each of the boards of directors of Von Hoffmann Press and the other subsidiaries of the Company and Von Hoffmann Press will consist of three (3) members, two (2) of whom shall be nominated by the DLJMB Entities and one (1) of whom (including the Chairman of the Board of Directors of each such board of directors) shall be Uhlenhop so long as Uhlenhop is the Chief Executive Officer of the Company. Except if ZS is no longer entitled to nominate a director to the Board pursuant to Section 2.1(e) hereof or except if ZS owns beneficially less than 25% of its Initial Ownership, ZS shall be entitled to have one representative as an observer (with no right to vote) at each meeting of the board of directors of Von Hoffmann Press, and the board of directors of Von Hoffmann Press shall furnish (or cause to be furnished) ZS, to the attention of such person as ZS may designate as its observer in writing to the board of directors of Von Hoffmann Press from time to time, and at the same time and in the same manner furnished to directors of Von Hoffmann Press, notice of each such meeting and any other materials relevant to such meeting so provided to the directors of Von Hoffmann Press. Such representative shall treat all information received by such representative pursuant to this Section 2.7 as confidential in accordance with Article 7 hereof and in accordance with applicable law and such duties regarding confidentiality as would be generally applicable to a director receiving such information.

        2.8 COMPENSATION. Each director of the Board shall receive fees or other compensation as may be determined from time to time by the Board; PROVIDED, HOWEVER, that directors shall be entitled to reimbursement for all reasonable out-of-pocket expenses incurred in connection with their services as directors, including, without limitation, those out-of-pocket expenses incurred in connection with their travel to and attendance at

Board and Board committee meetings; and PROVIDED, FURTHER, that, if the Board determines that a director of the Board who is nominated by the DLJMB Entities and who is an employee of any DLJMB Entity is to receive fees or other compensation as a result of such person serving as a director of the Board, then the director of the Board nominated by ZS shall be entitled to receive the same fees or other compensation.

                                    ARTICLE 3
                            RESTRICTIONS ON TRANSFER

        3.1 GENERAL RESTRICTIONS. (a) No Management Shareholder or ZS may, directly or indirectly, sell, assign, transfer, offer, grant a participation in, mortgage, pledge, hypothecate, create a security interest in or lien upon, encumber, donate, contribute, place in trust, or otherwise dispose of (collectively, "Transfer") any Shares (or solicit any offers to buy or otherwise acquire, or to take a pledge of any Shares), except in compliance with the Securities Act and as otherwise required or permitted by this Agreement. No DLJMB Entity may Transfer any Shares, except in compliance with the Securities Act and, if applicable, Section 3.5 hereof.

        (b) Any Management Shareholder, ZS or any DLJMB Entity may at any time Transfer any or all of his, her or its Shares to one or more of his, her or its Permitted Transferees without the consent of the Board or any other Shareholder or group of Shareholders and without compliance with Sections 3.3,
3.4 or 3.5 hereof so long as (i) such Permitted Transferee shall have executed and delivered to the Company an agreement, in form and substance acceptable to the Company, to be bound by all of the terms and conditions of this Agreement, and (ii) the Transfer to such Permitted Transferee is not in violation of the Securities Act. To the extent that any Transfer contemplated or permitted in this Article 3 requires the approval of the Shareholders pursuant to any law or any provisions of the Articles of Incorporation or Bylaws, the Shareholders shall, forthwith upon request therefor, provide the necessary consent and shall sign or vote in favor of any Shareholders resolutions in connection therewith.

        (c) At any time after the second anniversary of the date of this Agreement, ZS may Transfer any or all of its Shares in a Private Sale to a Third Party; PROVIDED, HOWEVER, that (i) any such Transfer of Shares shall be subject to the provisions of (A) Section 3.2 hereof until the consummation of an IPO and unless otherwise permitted pursuant to a Public Sale, and

(B) Section 3.3 hereof until the consummation of an IPO, (ii) ZS shall not be permitted to sell its Shares to more than two Third Parties pursuant to this provision and (iii) the Third Party acquiring the Shares being transferred shall have executed and delivered to the Company an agreement, in form and substance reasonably acceptable to the Company, to be bound by all of the terms and conditions of this Agreement.

        (d) At any time after the consummation of an IPO, ZS may Transfer any or all of its Shares pursuant to a sale under Rule 144.

        (e) If Uhlenhop is no longer employed by the Company or any of its subsidiaries at any time after the second anniversary of the date of this Agreement, Uhlenhop may Transfer any or all of his Shares in a Private Sale to a Third Party; PROVIDED, HOWEVER, that (i) any such Transfer of Shares shall be subject to the provisions of (A) Section 3.2 hereof until the consummation of an IPO and unless otherwise pursuant to a Public Sale, and (B) Section 3.3 hereof until the consummation of an IPO, (ii) Uhlenhop shall not be permitted to sell his Shares to more than two Third Parties pursuant to this provision and (iii) the Third Party receiving the Shares being transferred shall have executed and delivered to the Company an agreement, in form and substance reasonably acceptable to the Company, to be bound by all of the terms and conditions of this Agreement.

        (f) If any Management Shareholder (other than Uhlenhop) is no longer employed by the Company or any of its subsidiaries at any time after the second anniversary of the date of this Agreement, such Management Shareholder may Transfer any or all of his or her Shares in a Private Sale to another Management Shareholder; PROVIDED, HOWEVER, that any such Transfer of Shares shall be subject to the provisions of Section 3.3 hereof.

        (g) At any time after the later of (i) 180 days following the consummation of an IPO or (ii) such longer period following the consummation of an IPO that is required by the managing underwriter of the IPO so long as such period is not longer than any similar "lock-up" period required by such managing underwriter for any DLJMB Entity or ZS, a Management Shareholder may Transfer any or all of his or her Management Purchased Shares pursuant to a sale under Rule 144.

        (h) At any time after the first anniversary of the consummation of an IPO, a Management Shareholder may Transfer any or all of his or her Vested Option Shares pursuant to a sale under Rule 144.

        3.2 RESTRICTIONS ON SALES TO ADVERSE PERSONS. Notwithstanding anything in this Agreement to the contrary, prior to an IPO and otherwise except in connection with a Public Sale permitted hereunder, neither ZS nor any Management Shareholder shall Transfer any Shares to a Third Party who or which is determined by the Board of Directors in good faith to be an adverse person, including, without limitation, any Person considered by the Board in good faith to be a competitor or a potential competitor of the Company or any of its subsidiaries, or a Person otherwise adverse to the interest of DLJMB or any of its Affiliates; PROVIDED, HOWEVER, that, if the Board is determining whether a Person is adverse in connection with a Transfer pursuant to Section 3.1(c) hereof, the director of the Board designated by ZS shall have participated in such determination, unless, after receiving notice of the meeting of the Board at which such determination is to be made in accordance with Section 2.4 hereof, such director elected not to attend or participate in such meeting of the Board.

        3.3 RIGHT OF FIRST OFFER. (a) From and after the second anniversary of the date hereof until the consummation of an IPO, (i) if ZS desires to Transfer any or all of the Shares owned or held by ZS in a Private Sale to a Third Party pursuant to Section 3.1(c) hereof, (ii) Uhlenhop desires to Transfer any or all of the Shares owned or held by him pursuant to Section 3.1(e) hereof or (iii) a Management Shareholder (other than Uhlenhop) desires to Transfer any or all of the Shares owned by him or her pursuant to Section 3.1(f) hereof, ZS, Uhlenhop or such Management Shareholder (each, as applicable, a "Selling Holder"), as the case may be, shall provide written notice (an "Offer Notice"), of such intention to Transfer (an "Offer") to the Company and the DLJMB Entities (the "Offerees"). The Offer Notice shall identify the number of Shares subject to the Offer (the "Offered Shares"), the cash price per Share at which a sale is proposed to be made (the "Offer Price") and all other material terms and conditions of the Offer; PROVIDED, HOWEVER, that, to the extent ZS is the Selling Holder, ZS shall not be required to include the identity of the proposed offeror. ZS and Uhlenhop each agrees that it or he will not enter into any discussions or negotiations with any Third Party concerning a Transfer except in full compliance with Sections 3.1(c), in the case of ZS only, 3.1(e), in the case of Uhlenhop only, 3.2 and 7.1 hereof and any other provision of this Agreement applicable thereto. Each Management Shareholder (other than Uhlenhop) agrees that he or she will not enter into any discussion or negotiations with another Management Shareholder concerning a Transfer except in full compliance with Section 3.1(f) hereof and any other provision of this Agreement applicable thereto.

        (b) The receipt of an Offer Notice by the Offerees shall constitute an Offer by the Selling Holder to sell to the Offerees, for cash, the Offered Shares at the Offer Price. For a period of 35 days after receipt of the Offer Notice, the Offerees shall have the right, but not the obligation, to accept such Offer as to the Offered Shares by giving a written notice of acceptance (which shall be deemed irrevocable) (an "Acceptance Notice") to the Selling Holder prior to the expiration of such 35-day period and, if such Offer is so accepted within such 35-day period, such Offer shall be irrevocable; PROVIDED, HOWEVER, that such Offer shall be deemed to have been rejected by the Offerees unless either of the Offerees or both of the Offerees together shall have accepted such Offer for all but not less than all of the Offered Shares.
Failure to deliver such written notice of acceptance before the expiration of such 35-day period shall be deemed a rejection of such Offer. The tender by either or both of the Offerees of an Acceptance Notice to the Selling Holder shall constitute agreement by the Offeree delivering such Acceptance Notice to purchase, and by the Selling Holder to sell to the Offeree, the Offered Shares at the Offer Price and, except as otherwise provided for in this Section 3.3, on the terms and conditions set forth in the Offer Notice. In accepting such Offer, the DLJMB Entities shall have priority over the Company and the Company shall only be entitled to purchase any Offered Shares to the extent such Offered Shares are not accepted by the DLJMB Entities.

        (c) If the Offer Notice is accepted as to the Offered Shares within the 35-day period prescribed by Section 3.3(b), the Offerees shall purchase and pay the Offer Price in cash for such Shares within a 60-day period of their delivery of an Acceptance Notice; PROVIDED that if the purchase and sale of such Shares is subject to any prior regulatory approval and the Offerees act in a commercially reasonable manner to obtain such regulatory approval (any such regulatory approval to be at the sole cost and expense of the Offeree), the time period during which such purchase and sale may be consummated shall be extended until the expiration of five (5) Business Days after all such approvals shall have been received; and PROVIDED FURTHER, that such time period shall not exceed 90 days from the acceptance of such offer without the consent of the Selling Holder, unless the delay results in whole or in part from the failure of the Selling Holder to cooperate in a commercially reasonable manner in obtaining such regulatory approvals.

        (d) Upon the rejection or waiver of the Offer by the Offerees in accordance with Section 3.l(b) or the failure of such Offerees to consummate their purchase of the Offered Shares within the time period prescribed by
Section 3.3(c), the Selling Holder shall have the right for a period of 90 days following the expiration of such Offer in accordance with Section 3.1(b) or for a period of 90 days following the expiration of the time period prescribed by
Section 3.3(c), as the case may be, to sell the Offered Shares to a Third Party or a Management Shareholder, as the case may be, at a price in cash not less than 95% of the Offer Price and otherwise on such terms and conditions not more favorable to the Selling Holder than those set forth in the Offer Notice, PROVIDED that such Third Party, if ZS or Uhlenhop is the Selling Holder, shall have executed and delivered to the Company an agreement, in form and substance reasonably acceptable to the Company, to be bound by all of the terms and conditions of this Agreement, except such Third Party shall have no right to designate a director pursuant to Section 2.1 and the transfer to such Third Party is not in violation of the Securities Act, and PROVIDED FURTHER, that if the purchase and sale of such Shares is subject to any prior regulatory approval, the time period during which such purchase and sale may be consummated shall be extended until the expiration of five Business Days after all such approvals shall have been received but in no event later than 30 days after the 90-day period prescribed above in this Section 3.3(d) without the written consent of the Company. If any Offered Shares are not sold pursuant to the provisions of this Section 3.3(d) prior to the expiration of the time period prescribed by this Section 3.3(d), such Offered Shares shall become subject once again to the provisions and restrictions of this Agreement.

        3.4 DRAG-ALONG RIGHTS. (a) If the DLJMB Entities propose to Transfer to a Third Party (the "Purchaser") in a Private Sale, including, without limitation, a Transfer to the Company pursuant to a recapitalization transaction, (i) Shares constituting not less than 50% of their Initial Ownership or (ii) Shares which, together with the Subject Shares (as defined below) constitute not less than 50% of the outstanding Common Shares and such Transfer has been approved by the Board in accordance with the Articles of Incorporation, the Bylaws and applicable law, then the DLJMB Entities may, at their option, require ("Drag-Along Rights") each other Shareholder to Transfer (a "Drag-Along Sale") pursuant to the provisions of this Section 3.4 a number of Shares (the "Subject Shares") equal to the number of Shares owned beneficially by such Shareholder multiplied by a fraction the numerator of which is the number of Shares to be sold by the DLJMB Entities in the proposed Transfer triggering the Drag-Along Sale and the denominator of which is the total number of Shares owned beneficially by the DLJMB Entities; PROVIDED, HOWEVER, that only a Management Shareholder's Management Purchased Shares and Vested Option Shares shall be included in determining the number of such Management Shareholder's Subject Shares; and PROVIDED FURTHER, that for the purpose of determining the number of Vested Option Shares, any Option Shares vesting as a result of the proposed Transfer pursuant to the provisions of Section 3.1(c) of the Uhlenhop Employment Agreement or the "Change of Control" provisions of the Management Option Plan, as the case may be, shall be deemed Vested Option Shares for the purpose of this Section 3.4(a). If the DJLMB Entities exercise their Drag-Along Rights, each of the Shareholders shall receive for its Subject Shares in the Drag-Along Sale the same consideration per Share that the DLJMB Entities receive for their Shares from the Purchaser in such proposed Transfer and as set forth in the Drag-Along Notice (as defined below), including, if the DLJMB Entities are given an option as to types of consideration for their Shares, such other Shareholders shall be given the same option as to types of consideration for their Shares, and such Drag-Along Sale shall otherwise be on the same terms and conditions upon which the DLJMB Entities are selling their Shares in such proposed Transfer. In determining the consideration to be received by the DLJMB Entities under this Section 3.4, any customary compensation for investment banking or financial advisory services to be paid to DLJSC or any of its Affiliates (other than the DLJMB Entities) in connection with such Transfer shall not be included.

        (b) DLJMB, on behalf of the DLJMB Entities, shall deliver to each Shareholder written notice (the "Drag-Along Notice") of any Transfer proposed to be made pursuant to Section 3.4(a) above not later than the 15th day prior to the proposed Drag-Along Sale, which notice shall set forth (i) the consideration to be paid by the Purchaser for each Share, (ii) the number of Subject Shares of each such Shareholder, and (iii) the other material terms and conditions, if any, of such transaction. Within 15 days after the date of such Drag-Along Notice, each such Shareholder shall promptly deliver to DLJMB certificates representing its Subject Shares duly endorsed, in proper form for transfer, together with all other documents reasonably required to be executed in connection with such transaction. In the event that any of such other Shareholders shall fail to deliver such certificates or such other documents to DLJMB, the Company shall cause the books and records of the Company to show that such Subject Shares are bound by the provisions of this Section 3.4 and the such Subject Shares shall be transferred only to such Purchaser upon any surrender of such

Subject Shares for Transfer by the Holder thereof. If the Subject Shares represent a portion of the Shares represented by the certificate so held by such Shareholder, the Company shall, upon the written request of such Shareholder, issue to such Shareholder new certificates evidencing such Shareholder's Shares in denominations so requested by such Shareholder, which certificates shall bear any legend required under Section 3.7 hereof. Pending consummation of the Drag-Along Sale, DLJMB shall promptly notify the other Shareholders of any changes in the proposed timing for the Drag-Along Sale and any other material developments in connection therewith.

        (c) If, within 60 days after the date of the Drag-Along Notice, no Transfer of the Subject Shares in accordance with the provisions of this Section
3.4 shall have been completed, DLJMB shall promptly return to the respective Shareholders, in proper form, all certificates representing the Subject Shares that such Shareholders previously delivered to DLJMB, and the limited powers-of-attorney previously delivered by such Shareholders to DLJMB, and all the restrictions on Transfer contained in this Agreement with respect to Shares owned or held by such Shareholders shall again be in effect.

        (d) Simultaneously with the consummation of the Transfer of Subject Shares pursuant to this Section 3.4, DLJMB shall cause the Purchaser to remit directly to the Shareholders their respective consideration with respect to the Subject Shares, and shall furnish such other evidence of the completion and time of completion of such Drag-Along Sale as may be reasonably requested by such Shareholders.

        3.5 TAG-ALONG RIGHTS. (a) Subject to Section 3.5(e) hereof, if any of the DLJMB Entities or ZS (the "Tag-Along Sellers") proposes to Transfer Shares to a Third Party (the "Tag-Along Purchaser") in a Private Sale other than to a Permitted Transferee of such Tag-Along Seller (in the case of ZS, subject to the provisions of Sections 3.2 and 3.3 hereof) and, prior to or as a result of such Transfer, if the Tag-Along Seller is a DLJMB Entity, the DLJMB Entities own beneficially, in the aggregate, less than 70% of their Initial Ownership, or if the Tag-Along Seller is ZS, ZS owns beneficially less than 70% of its Initial Ownership, the other Shareholders (the "Remaining Shareholders") shall have the opportunity to participate ("Tag-Along Rights") in such Transfer (the "Tag-Along Sale") for the same consideration and on the same terms pursuant to the provisions of this Section 3.5 to Transfer a number of Shares (the "Tag-Along Shares") equal to the number of Shares owned beneficially by such Shareholder multiplied by a fraction the numerator of which is the number of Shares to be sold in the Tag-Along Sale after giving effect to any Shares being sold therein by the Remaining Shareholders and the denominator of which is the total number of Shares owned beneficially by the Tag-Along Sellers; PROVIDED, HOWEVER, that only a Management Shareholder's Management Purchased Shares and Vested Option Shares (including those Vested Option Shares that may vest upon the consummation of such Tag-Along Sale, but only if the Management Options relating to such Vested Option Shares have been exercised) shall be included in determining the number of such Management Shareholder's Tag-Along Shares. If any Remaining Shareholder properly exercises its Tag-Along Rights, such Remaining Shareholder shall receive for its Tag-Along Shares in the Tag-Along Sale the same consideration per Share that the Tag-Along Sellers receive for their Shares from the Tag-Along Purchaser in the Tag-Along Sale and as set forth in the Tag-Along Notice (as defined below), subject to an increase in the amount of consideration of up to 10%, and such Tag-Along Sale shall otherwise be on the same terms and conditions upon which the Tag-Along Sellers are selling their Shares in such Tag-Along Sale. In determining the consideration to be received by the Tag-Along Sellers under this Section 3.5, if the Tag-Along Sellers are DLJMB Entities, any customary compensation for investment banking or financial advisory services to be paid to DLJSC or any of its Affiliates (other than the DLJMB Entities) in connection with such Transfer shall not be included.

        (b) Not less than 20 days prior to any proposed Tag-Along Sale pursuant to Section 3.5, the Tag-Along Sellers shall deliver to each Remaining Shareholder written notice (a "Tag-Along Notice") thereof, which notice shall set forth the consideration to be paid by the Tag-Along Purchaser and the other material terms and conditions, if any, of such transaction. If any Remaining Shareholder elects (each, a "Participating Shareholder") to exercise his, her or its Tag-Along Rights and Transfer some or all of the Tag-Along Shares that such Remaining Shareholder is so entitled to Transfer pursuant to Section 3.5(a), then such Participating Shareholder shall so notify the Tag-Along Sellers within 20 days after the date of the Tag-Along Notice, and, at the Tag-Along Seller's request not less than two Business Days prior to the proposed Transfer, the Participating Shareholder shall deliver to the Tag-Along Seller certificates representing such Tag-Along Shares, duly endorsed, in proper form for transfer, together with a limited power-of-attorney authorizing the Tag-Along Seller to dispose of such Tag-Along Shares to the Tag-Along Purchaser and to execute all other documents required to be executed in connection with such transaction. If the Tag-Along Shares represent a portion of the

Shares represented by the certificate so held by such Participating Shareholder, the Company shall, upon the written request of such Participating Shareholder, issue to such Participating Shareholder new certificates evidencing such Participating Shareholder's Shares so requested by such Participating Shareholder, which certificates shall bear any legend required under Section 3.7 hereof. Pending consummation of the Tag-Along Sale, the Tag-Along Sellers shall promptly notify the Participating Shareholders of any changes in the proposed timing for the Tag-Along Sale and any other material developments in connection therewith.

        (c) If, within 120 days after delivery by the Participating Shareholder to the Tag-Along Seller of the certificates and related documents described in Section 3.5(b), such Transfer of the Tag-Along Seller's Shares and Tag-Along Shares in accordance with the provisions of this Section 3.5 shall not have been completed, the Tag-Along Seller shall promptly return to the Participating Shareholder, in proper form, all certificates representing the Tag-Along Shares that the Participating Shareholder previously delivered to the Tag-Along Seller, and the limited power-of-attorney previously delivered by the Participating Shareholder to the Tag-Along Seller, and all the restrictions on Transfer contained in this Agreement with respect to Shares held or owned by such Participating Shareholder shall again be in effect.

        (d) Simultaneously with the consummation of the Transfer of Shares by the Tag-Along Seller pursuant to this Section 3.5, the Tag-Along Seller shall cause the Tag-Along Purchaser to remit directly to the Participating Shareholder the consideration with respect to the Tag-Along Shares so transferred, and shall furnish such other evidence of the completion and time of completion of such Tag-Along Sale as may be reasonably requested by such Participating Shareholder.

        (e) Notwithstanding the provisions of Section 3.5(a) hereof, the provisions of this Section 3.5 shall not apply with respect to any Transfer of Shares by any of the Institutional Shareholders in the IPO and shall automatically terminate and be of no force and effect upon the consummation of the IPO.

        3.6 PUBLIC OFFERING LIMITATIONS. The Management Shareholders shall be permitted to Transfer Shares in a Public Offering; PROVIDED, HOWEVER, that
(i) no Management Shareholder shall sell any Management Purchased Shares or Option Shares in the IPO, (ii) in any Public Offering effected after such time that the DLJMB Entities own beneficially less than 70% of their aggregate Initial Ownership, a Management Shareholder may sell a number of Shares equal to his or her Purchased Shares Pro Rata Portion (as defined below), and (iii) in any Public Offering effected after such time that the DLJMB Entities own beneficially less than 70% of their aggregate Initial Ownership, a Management Shareholder may sell a number of Vested Option Shares not in excess of 50% of his or her Option Shares Pro Rata Portion (as defined below); PROVIDED FURTHER, that the rights afforded to the Management Shareholders in clauses (ii) and (iii) above shall be subject to the priority rights of the Institutional Shareholders in connection with a Demand Registration as set forth in
Section 5.1(d) hereof and in connection with Incidental Registrations as set forth in Section 5.2 hereof. As used in clause (ii) of this Section 3.6, "Purchased Shares Pro Rata Portion" means the number of Management Purchased Shares owned by a Management Shareholder multiplied by a fraction, the numerator of which is the number of Shares to be sold by the Institutional Shareholders in such Public Offering and the denominator of which is the total number of Shares owned by all of the Institutional Shareholders immediately prior to such Public Offering. As used in clause (iii) of this Section 3.6, "Option Shares Pro Rata Portion" means the number of Vested Option Shares owned by a Management Shareholder multiplied by a faction, the numerator of which is the number of Shares to be sold by the Institutional Shareholders in such Public Offering and the denominator of which is the total number of Shares owned by all of the Institutional Shareholders immediately prior to such Public Offering. The limitations on the Management Shareholders' ability to Transfer Shares set forth in clauses (i), (ii) and (iii) above are, collectively, the "Public Offering Limitations."

        3.7 SHARE CERTIFICATES. (a) In addition to any other legend that may be required, each certificate for Shares that is issued to any Shareholder shall bear a legend in substantially the following form:

        "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SHAREHOLDERS' AGREEMENT DATED MAY 22, 1997, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM VON HOFFMANN CORPORATION AND ANY SUCCESSOR THERETO. BY ACCEPTANCE OF THIS CERTIFICATE, EACH HOLDER HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE SHAREHOLDERS' AGREEMENT."

        (b) If any Shares shall cease to be Registrable Shares, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Shares without the first sentence of the legend required by Section 3.7(a) endorsed thereon and without the word "also" contained in the second sentence of such legend. If any Shares cease to be subject to any restrictions on Transfer set forth in this Agreement, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Shares without the second or third sentence of the legend required by Section 3.7(a) endorsed thereon.

        (c) Upon receipt of an affidavit, in form and substance reasonably satisfactory to the Company, of the loss, theft, destruction or mutilation of any certificate representing Shares issued hereunder and of a bond or other indemnity reasonably satisfactory to the Company and upon reimbursement to the Company of all reasonable expenses incident thereto, and upon surrender of such certificate, if mutilated, the Company will make and deliver a new certificate of like tenor in lieu of such lost, stolen, destroyed or mutilated certificate.

        3.8 TERMINATION OF RESTRICTIONS ON SHAREHOLDERS. Except as otherwise specifically provided for in this Article 3, the restrictions on the Shareholders' ability to Transfer Shares set forth in this Article 3 will expire and be of no force and effect upon the earlier to occur of (i) the eighth anniversary of the date of this Agreement and (ii) the date on which the Shares held by the Institutional Shareholders constitute less than 25% of the aggregate Initial Ownership, unless earlier terminated in accordance with Section 8.5(a) hereof; PROVIDED, HOWEVER, that this Article 3 shall not be applicable to Shares purchased by a Shareholder in a Public Sale.

        3.9 IMPROPER TRANSFER. Any attempt to Transfer any Shares not in compliance with this Agreement or the Securities Act shall be null and void and neither the Company nor any transfer agent shall give any effect in the Company's share records to such attempted Transfer.

                                    ARTICLE 4
                  CERTAIN SALES UPON TERMINATION OF EMPLOYMENT

        4.1 SURRENDER OF SHARES TO THE COMPANY. (a) Upon the occurrence during the term of this Agreement of any of the events set forth in clause (i),
(ii), (iii), (iv) or (v) below (each, a "Termination Event"), the Company may elect, by delivering the notice required under Section 4.1(d), to require (a "Repurchase Right") each Management Shareholder to sell to the Company or its designee all, but not less than all, of the Shares owned by such Management Shareholder in accordance with
Section 4.2, subject to the expiration or termination of Management Options relating to Option Shares upon the occurrence of a Termination Event, in the case of Uhlenhop, as set forth in the Uhlenhop Employment Agreement, or, in the case of a Management Shareholder (other than Uhlenhop), as set forth in the Management Option Plan:

                  (i) the termination of such Management Shareholder's employment with the Company or Von Hoffmann Press (or any of its subsidiaries) due to the death or Disability of such Management Shareholder;

                 (ii) the voluntary termination by such Management Shareholder of his or her employment with the Company or Von Hoffmann Press (or any subsidiary or Affiliate of the Company or Von Hoffmann Press) after the third anniversary of the date of this Agreement;

                (iii) the voluntary termination by such Management Shareholder of his or her employment with the Company or Von Hoffmann Press (or any subsidiary or Affiliate of the Company or Von Hoffmann Press) on or prior to the third anniversary of the date of this Agreement;

                 (iv) the termination by the Company or Von Hoffmann Press of such Management Shareholder's employment with the Company or Von Hoffmann Press (or any subsidiary or Affiliate of the Company or Von Hoffmann Press) for Cause; or

                  (v) the termination by the Company or Von Hoffmann Press of such Management Shareholder's employment with the Company or Von Hoffmann Press (or any subsidiary or Affiliate of the Company or Von Hoffmann Press) without Cause.

        (b) The "Repurchase Price" for each Share purchased in connection with the occurrence of an event specified in Section 4.1 (a) (i), (ii) or (v) shall be equal to the Fair Market Value (as determined in accordance with Section 4.3) as of the date of such Termination Event.

        (c) The "Repurchase Price" for each Share purchased in connection with the occurrence of an event specified in Sections 4.1(a) (iii) or (iv) shall be equal to the lower of (i) the price per Share paid by the Management Shareholder for such Share, including any accrued and unpaid interest under any Management

Note (as defined below), which, with respect to the Uhlenhop Retained Shares, shall be based on the value of the consideration Uhlenhop received for those shares of the Company's capital stock that he exchanged pursuant to the Merger Agreement and for which he received the Uhlenhop Retained Shares as set forth in the Merger Agreement, or (ii) the Fair Market Value (as determined in accordance with Section 4.3) as of the date of such Termination Event.

        (d) Upon the occurrence of any Termination Event with respect to any Management Shareholder, the Company or its designee, as the case may be, shall deliver written notice (the "Repurchase Notice") to such Management Shareholder within six (6) months after such occurrence, specifying whether the Company or its designee, as the case may be, elects to exercise its Repurchase Rights pursuant to this Article 4. If the Company or its designee elects to exercise its Repurchase Rights, the Company or its designee, as the case may be, shall specify the Repurchase Price for each such Share in the Repurchase Notice and consummate the purchase of such Shares in accordance with Section 4.2.

        (e) It is hereby understood and agreed that the termination, expiration or cancellation of Management Options (including the Option Shares underlying such Management Options) that have not been exercised, to the extent permissible, as of the occurrence of any Termination Event shall be determined, in the case of Uhlenhop, pursuant to the Uhlenhop Employment Agreement, or, in the case of any Management Shareholder (other than Uhlenhop), the Management Option Plan.

        (f) The aggregate amount of the Repurchase Price paid to a Management Shareholder for such Management Shareholder's Surrendered Shares (as defined in Section 4.2) that were pledged to secure any non-recourse secured promissory note (each a "Management Note") issued by such Management Shareholder to the Company or any of its subsidiaries, or any promissory note originally issued by such Management Shareholder to any other Person and subsequently assigned to or purchased by the Company or any of its subsidiaries, shall be reduced by an amount equal to the unpaid principal amount PLUS accrued and unpaid interest due under any such Management Note, and, upon the consummation of the Company's or its designee's repurchase of any Surrendered Shares that were pledged to secure such Management Note, the principal amount of such Management Note shall be reduced by the amount of the Repurchase Price with respect to the Surrendered Shares that were pledged to secure such Management Note or, if applicable, the Management Note shall be cancelled.

        4.2 METHOD OF REPURCHASE. If the Company or its designee elects to exercise the Company's Repurchase Rights pursuant to Section 4.1, the Shares subject to repurchase (collectively, the "Surrendered Shares") shall be repurchased on a date (the "Repurchase Date") not later than 60 days after the date of the Repurchase Notice. On the Repurchase Date, the Management Shareholder selling such Surrendered Shares (a "Seller") shall deliver to the Company or its designee the certificate or certificates representing the Shares owned by such Seller on such date against delivery by the Company to its designee to such Seller of the Repurchase Price. All certificates for Surrendered Shares shall be duly endorsed in favor of the Company or its designee by the Seller in whose name such certificate or certificates is registered or accompanied by (i) a duly executed stock or security assignment in favor of the Company or its designee with the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or the National Association of Securities Dealers, Inc., and (ii) a written certification, in form and substance satisfactory to the Company or its designee, pursuant to which such Seller represents and warrants that such Seller is the record and beneficial owner of such Surrendered Shares and has good and valid title to such Surrendered Shares, free and clear of any and all liens, claims, charges, assessments, pledges, options and other legal and equitable encumbrances of any kind whatsoever (other than pursuant to this Agreement or any pledge and security agreement, if in existence, between such Seller and Von Hoffmann Press that was entered into in connection with any issuance of a Management Note). If any Seller shall fail to deliver such certificate or certificates and such written certification to the Company or its designee within the time required, the Company shall cause its books and records to show that the Surrendered Shares are bound by the provisions of this Section 4.2 and that the Surrendered Shares, until transferred to the Company, shall not be entitled to any proxy, dividend or other rights from the date by which such certificate or certificates should have been delivered to the Company or its designee, as the case may be.

        4.3 DETERMINATION OF FAIR MARKET VALUE. (a) After the date of this Agreement and prior to the first anniversary thereof, the Fair Market Value per Surrendered Share shall be $1.00, as such amount shall be adjusted to reflect any subsequent subdivision, combination or reclassification of the Shares.

        (b) Except as provided in Section 4.3(c) hereof, from and after the first anniversary of the date of this Agreement and prior to the consummation of the IPO, if any Seller is entitled to receive the Fair Market Value for the Surrendered Shares held by such Seller in connection with a Termination Event, the Board shall determine in good faith the fair market value of each Surrendered Share and the fair market value as so determined shall be the "Fair Market Value" for each Surrendered Share for purposes of Section 4.1. If a Seller notifies the Company in writing (an "Objection Notice") that he or she objects in good faith to the Board's determination of the Fair Market Value for such Seller's Surrendered Shares pursuant to this Section 4.3(b), which Objection Notice must be received by the Company within five (5) Business Days after receipt by the Seller of notification of the Board's determination of such Fair Market Value, within ten
(10) days of the Company's receipt of such Objection Notice (the "Appointment Date"), an independent "Big Six" accounting firm will be retained by the Company and such objecting Selling Shareholder (the "Independent Appraiser"), which Independent Appraiser will be chosen randomly by lot among the "Big Six" accounting firms other than any such firm that is engaged by the Company, to determine, independently, the Fair Market Value of such objecting Seller's Surrendered Shares within 20 days of the Appointment Date. Any determination of the Fair Market Value of such objecting Seller's Surrendered Shares by the Independent Appraiser under this Section 4.3(b) shall be made on basis that the Surrendered Shares represent a minority interest in the Company. The Fair Market Value of such objecting Seller's Surrendered Shares determined by the Independent Appraiser in accordance with this Section 4.3(b) shall be the Repurchase Price for the Surrendered Shares and shall be binding on the Company and such objecting Seller. The initial $50,000 of the costs and expenses of the Independent Appraiser shall be borne equally by the Company and such objecting Seller, and all costs and expenses of the Independent Appraiser in excess of $50,000 shall be borne solely by the Company.

        (c) Following the consummation of the IPO, (i) if the Common Shares are listed on a national securities exchange on any date on which the Fair Market Value per Surrendered Share is to be determined, the Fair Market Value per Common Share shall be deemed to be the average of the last sales price for Common Shares for the twenty (20) trading days immediately preceding the date of repurchase of the Surrendered Shares, and (ii) if a public market exists for the Common Shares on any date on which the Fair Market Value per Share is to be determined, but the Common Shares are not listed on a national securities exchange on such date, the Fair Market Value per Surrendered Share shall be deemed to be the average of the mean between the closing bid and asked quotations in the national quotation system or over-the-counter market for the twenty (20) trading days immediately preceding the date of repurchase of the Surrendered Shares.

                                    ARTICLE 5
                              REGISTRATION RIGHTS

        5.1     DEMAND REGISTRATION. (a) Upon the written request of (i) ZS or
(ii) DLJMB on behalf of the DLJMB Entities (a "Selling Shareholder"), requesting that the Company effect the registration under the Securities Act of any or all such Selling Shareholder's Registrable Shares and specifying the intended method of disposition thereof, the Company will promptly give written notice of such requested registration (a "Demand Registration") at least 20 days prior to the anticipated filing date of the registration statement relating to such Demand Registration to all other Shareholders, and thereupon will use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

                (i) the Registrable Shares that the Company has been so requested to register by the Selling Shareholder, then held by the Selling Shareholder, but, in the case of the Management Shareholders, subject to the provisions of Article 3 hereof; and

                (ii) all other Registrable Shares that any other Shareholder or their Permitted Transferees (all such Shareholders, together with the Selling Shareholder, the "Holders") has requested the Company to register, subject to Article 3 hereof (in the case of the Management Shareholders only) and Section 5.2 hereof, by written request received by the Company within ten (10) days after the receipt by such Holders of such written notice given by the Company, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Shares so to be registered; PROVIDED, HOWEVER, that (i) the Company shall not be obligated to effect more than one Demand Registration in any four-month period, (ii) the Company shall not be obligated to effect (A) more than five Demand Registrations for the DLJMB Entities (taken as a group) or (B) more than one Demand Registration for ZS pursuant to this Section 5.1, (iii) ZS will not be permitted to exercise a Demand Registration until after the consummation of the IPO, (iv) the Company shall not be obligated to effect a Demand Registration unless, in the reasonable judgment of DLJMB exercised in good faith, the aggregate Registrable Shares requested to be included in such Demand Registration by the Holders would have a fair market value of at least $20,000,000, or, in the case of ZS's Demand Registration, in the reasonable judgment of the Board exercised in good faith, the aggregate Registrable Shares requested to be included in such Demand Registration would have a fair market value of at least $5,000,000 and represent not less than 50% of ZS's Initial Ownership, (v) the Company may delay the filing of a registration statement pursuant to a Demand Registration for a reasonable period (not to exceed 90 days), if, in the good faith judgment of the Company, the Company would be required to include in such registration statement material business information which at that time cannot be publicly disclosed without material disruption of a significant corporate development or transaction then pending or in progress and without material adverse consequences, and (vi) if the effective date of the registration statement would otherwise be 45 calendar days after, but prior to 90 calendar days after, the end of the Company's fiscal year, and the Securities Act requires the Company to include audited financials (as of the end of such fiscal year) or the Securities Act permits the use of, and DLJMB or ZS, pursuant to their demand request, has requested that the registration statement include audited financials (as of the end for such fiscal year), the Company may delay the filing of a registration statement for such period as is reasonably necessary (not to exceed a date 90 calendar days after the end of the Company's fiscal year) to include therein its audited financial statements for such fiscal year.

        Promptly after the expiration of the ten-day period referred to in
Section 5.1(a)(ii) hereof, the Company will notify all the Holders to be included in the Demand Registration of the other Holders and the number of shares of Registrable Shares requested to be included therein in accordance with
Section 5.2. The Selling Shareholder requesting a registration under this
Section 5.1(a) may, at any time prior to the effective date of the registration statement relating to such Demand Registration, revoke such request, without liability to any of the other Holders, by providing a written notice to the Company and such other Holders irrevocably revoking such request, in which case such request, so revoked, shall not be considered a Demand Registration if any Registration Expenses incurred by the Company as a result of such revoked request are paid by such Selling Shareholder; PROVIDED, HOWEVER, that any other Shareholder entitled to request a Demand Registration under this Section 5.1(a) may request the Company to continue such registration by providing written notice within five days of receipt of the notice revoking the original request, in which case such registration shall constitute a Demand Registration of such other Shareholder.

        (b) The Company will pay all Registration Expenses in connection with any Demand Registration, except as otherwise provided in the last paragraph of Section 5.1(a) hereof.

        (c) A Demand Registration requested pursuant to Section 5.1(a) shall not be deemed to have been effected unless the registration statement relating thereto (i) has become effective under the Securities Act and (ii) has remained effective for a period of at least 120 days (or such shorter period in which all Registrable Shares of the Holders included in such Demand Registration has actually been sold thereunder); PROVIDED, HOWEVER, that, if after any registration statement requested pursuant to this Section 5.1 becomes effective, such registration statement is interfered with by any stop order, cease trade order, injunction or other order or requirement of the SEC, or other governmental agency or court solely due to the actions or omissions to act of the Company, such registration statement shall be at the sole expense of the Company and shall not be considered a Demand Registration.

        (d) If a Demand Registration involves a Public Offering and the managing underwriter thereof shall advise the Company and the Selling Shareholder that, in its view, (i) the number of Common Shares or other shares of common stock of the Company requested to be included in such registration (including Common Shares or other shares of common stock of the Company which the Company proposes to be included that are not Registrable Shares) or (ii) the inclusion of some or all of the Registrable Shares owned by the Holders, in either case, exceeds the largest number of Shares (including any other shares of common stock of the Company) that can be sold without having an adverse effect on such Public Offering, including the price at which such shares can be sold (the "Maximum Offering Size"), the Company will include in such registration, in accordance with the priority listed below, up to and not in excess of the Maximum Offering Size:

                (A) if such Demand Registration is being effected pursuant to DLJMB's initial Demand Registration request, FIRST, all Registrable Shares requested to be included in such Demand Registration by the DLJMB Entities; SECOND, subject, in the case of the Management Shareholders, to
    Article 3 hereof, including, without limitation, the Public Offering Limitations, all Registrable Shares requested to be included in such Demand Registration by ZS and the

    Management Shareholders pro rata on the basis of the relative number of Registrable Shares offered for sale under such registration by ZS and each of the Management Shareholders; and THIRD, any Common Shares (or other shares of common stock of the Company) proposed to be included in such Demand Registration by the Company;

                (B) if such Demand Registration is being effected pursuant to any of DLJMB's Demand Registration requests other than its initial Demand Registration request, FIRST, all Registrable Shares requested to be included in such Demand Registration by the DLJMB Entities and ZS pro rata on the basis of the relative number of Registrable Shares offered for sale under such registration by each of the DLJMB Entities and ZS; SECOND, subject to
    Article 3, including, without limitation, the Public Offering Limitations, all Registrable Shares requested to be included in such Demand Registration by the Management Shareholders pro rata on the basis of the relative number of Registrable Shares offered for sale under such registration by each of the Management Shareholders; and THIRD, any Common Shares (or other shares of common stock of the Company) proposed to be included in such Demand Registration by the Company; and

                (C) if such Demand Registration is being effected pursuant to ZS's Demand Registration request, FIRST, all Registrable Shares requested to be included in such Demand Registration by ZS; SECOND, all Registrable Securities to be included in such Demand Registration by the DLJMB Entities and, subject to Article 3, including, without limitation, the Public Offering Limitations, the Management Shareholders pro rata on the basis of the relative number of Registrable Shares offered for sale under such registration by each of the DLJMB Entities and each of the Management Shareholders; and THIRD, any Common Shares (or other shares of common stock of the Company) proposed to be included in such Demand Registration by the Company.

If as a result of the proration provisions of this Section 5.1{d), any Holder of Registrable Shares is not entitled to include all such Registrable Shares in such Demand Registration, such Holder may elect to withdraw his, her or its request to include any Registrable Shares in such Demand Registration (a "Withdrawal Election"); PROVIDED, HOWEVER, that a Withdrawal Election shall be irrevocable and any Holder of Registrable Shares who has made a Withdrawal Election shall no longer have any right to include any Registrable Shares in such Demand Registration as to which such Withdrawal Election was made.

The number of securities required to satisfy any underwriters' over-allotment option shall be allocated pro rata among all Holders of Registrable Shares and the Company on the basis of the relative number of securities otherwise to be included by each of them in the registration with respect to which such over-allotment option relates.

        5.2 INCIDENTAL REGISTRATION. (a) If the Company proposes to register any of its Common Shares or any other shares of common stock of the Company under the Securities Act (other than a registration (i) on Form S-8 or S-4 or any successor or similar forms, (ii) relating to Common Shares or any other shares of common stock of the Company issuable upon exercise of employee share options or in connection with any employee benefit or similar plan of the Company or (iii) in connection with a direct or indirect acquisition by the Company of another Person or any transaction with respect to which Rule 145 (or any successor provision) under the Securities Act applies), whether or not for sale for its own account, it will each such time, subject to the provisions of
Article 3 (including, without limitation, in the case of the Management Shareholders, the Public Offering Limitations) and 5.2(b) hereof, give prompt written notice at least 20 days prior to the anticipated filing date of the registration statement relating to such registration to each Shareholder, which notice shall set forth such Shareholders' rights under this Section 5.2 and shall offer all Shareholders the opportunity to include in such registration statement such number of Registrable Shares as each such Shareholder may request (an "Incidental Registration"); PROVIDED, HOWEVER, that the provisions of
Section 5.1 hereof and not this Section 5.2 shall apply to the ability of any Shareholder to participate in any registration being effected pursuant to a Demand Registration contemplated by Section 5.1 hereof. Upon the written request of any such Shareholder made within ten (10) days after the receipt of notice from the Company (which request shall specify the number of Registrable Shares intended to be disposed of by such Shareholder), the Company will use its best efforts to effect the registration under the Securities Laws of all Registrable Shares that the Company has been so requested to register by such Shareholders, to the extent requisite to permit the disposition of the Registrable Shares so to be registered; PROVIDED, HOWEVER, that (A) if such registration involves a Public Offering, all such Shareholders requesting to be included in the Company's registration must sell their Registrable Shares to the underwriters selected as provided in Section 5.4(f) hereof on the same terms and conditions as apply to the Company or the Selling Shareholders, in the case of Demand Registrations pursuant to Section 5.1 hereof, and (B) if, at any time after giving written notice of its intention to register any shares pursuant to this Section 5.2(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such shares, the Company shall give written notice to all such Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Shares in connection with such registration (without prejudice, however, to rights of any of the Shareholders under Section 5.1 hereof). No registration effected under this Section 5.2 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section
5.1 hereof. The Company will pay all Registration Expenses in connection with each registration of Registrable Shares requested pursuant to this Section 5.2.

        (b) If a registration pursuant to this Section 5.2 involves a Public Offering (other than in the case of a Public Offering requested by DLJMB or ZS in a Demand Registration, in which case the provisions with respect to priority of inclusion in such Public Offering set forth in Section 5.1(d) hereof shall apply) and the managing underwriter thereof advises the Company that, in its view, the number of Common Shares or other shares of common stock of the Company that the Company and such Shareholders intend to include in such registration exceeds the Maximum Offering Size, the Company will include in such registration, in the following priority, only that number of Shares such that the number of Registrable Shares registered does not exceed the Maximum Offering
Size:

                (i) FIRST, all of the Common Shares or other shares of common stock of the Company proposed to be registered by the Company as would not cause the offering to exceed the Maximum Offering Size; and

                (ii) SECOND, all Registrable Shares requested to be included in such registration by any Shareholder pursuant to this Section 5.2, allocated, if necessary for the offering not to exceed the Maximum Offering Size, FIRST, among the DLJMB Entities and ZS pro rata on the basis of the relative number of Registrable Shares offered for sale under such registration by each of the DLJMB Entities and ZS, and SECOND, subject to the provisions of Article 3, including, without limitation, the Public Offering Limitations, among the Management Shareholders pro rata on the basis of the relative number of Registrable Shares offered for sale under such registration by each of the Management Shareholders; PROVIDED, HOWEVER, that, if such Public Offering is the IPO, then no Shareholder shall have the right under this Section

    5.2 to be included in the registration relating thereto unless any of the DLJMB Entities' Shares are to be included therein, and then only subject to the priority set forth in this clause (ii), except to the extent the IPO is being effected pursuant to the DLJMB Entities' initial Demand Registration, in which case, the provisions of Section 5.1(d)(A) hereof shall apply.

If as a result of the proration provisions of this Section 5.2(b), any Holder of Registrable Shares is not entitled to include all such Registrable Shares in such registration, such Holder may elect to withdraw his, her or its request to include any Registrable Shares in such registration {an "Incidental Withdrawal Election"); PROVIDED, HOWEVER, that an Incidental Withdrawal Election shall be irrevocable and any Holder of Registrable Shares who has made an Incidental Withdrawal Election shall no longer have any right to include any Registrable Shares in such registration as to which such Incidental Withdrawal Election was made. With respect to registrations pursuant to this Section 5.2, the number of securities required to satisfy any underwriters' over-allotment option shall be allocated pro rata among the Company and all Holders of Registrable Shares on the basis of the relative number of securities otherwise to be included by each of them in the registration with respect to which such over-allotment option relates.

        5.3 HOLDBACK AGREEMENTS. If any registration of Registrable Shares shall be in connection with a Public Offering, each Shareholder agrees not to effect any Public Sale of any Registrable Shares, and not to effect any such Public Sale of any other Common Shares of the Company or of any shares convertible into or exchangeable or exercisable for any Common Shares of the Company (in each case, other than as part of such Public Offering) during the 14 days prior to the effective date of such registration statement (except as part of such registration) or during the period after such effective date equal to the lesser of (i) 180 days or (ii) such shorter period as the Company and the managing underwriter agree (but not less than 90 days).

        5.4 REGISTRATION PROCEDURES. Whenever Shareholders request that any Registrable Shares be registered pursuant to Section 5.1 or 5.2 hereof, the Company will, subject to the provisions of such Sections, use its best efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof and the applicable provisions of
Section 5.1 or 5.2, as appropriate, as promptly as practicable, and in connection with any such request:

        (a) The Company will as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Shares to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 120 days.

        (b) The Company will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Shareholder and each underwriter, if any, of the Registrable Shares covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company will furnish to such Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Shareholder.

        (c) After the filing of the registration statement, the Company will promptly notify each Shareholder holding Registrable Shares covered by such registration statement of any stop order or cease trade order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or cease trade order or to remove or revoke it if entered.

        (d) The Company will use its best efforts to (i) register or qualify the Registrable Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as any Shareholder holding such Registrable Shares reasonably (in light of such Shareholder's intended plan of distribution) requests and (ii) cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition of the Registrable Shares owned by such Shareholder; PROVIDED that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d),
(B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

        (e) The Company will immediately notify each Shareholder holding such Registrable Shares, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will contain full, true and plain disclosure of all material facts relating to the securities covered thereby and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made and promptly prepare and make available to each such Shareholder any such supplement or amendment.

        (f) DLJSC will have the exclusive right to act as lead managing underwriter in connection with any Public Offering, which may include any Affiliate of DLJSC, on arm's-length terms, including with respect to the compensation of DLJSC; PROVIDED, HOWEVER, that, if such Public Offering relates to ZS's Demand Registration, such arm's-length terms shall be no more favorable, on an aggregate basis, to DLJSC than those that could be obtained from another nationally recognized investment banking firm for such proposed Public Offering. The Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of shares in any such Public Offering, including the engagement of a "qualified independent underwriter" in connection with the qualification of the underwriting arrangements with the NASD.

        (g) Upon the execution of confidentiality agreements in form and substance satisfactory to the Company, the Company will make available for inspection by any Shareholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 5.4 and any attorney, accountant or other professional retained by any such Shareholder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each Shareholder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its own expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

        (h) The Company will furnish to each such Shareholder and to each such underwriter, if any, a signed counterpart, addressed to such underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public or chartered accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the holders of a majority of the Shares being sold for the account of the DLJMB Entities, ZS or of the Management Shareholders, or the managing underwriter therefor reasonably requests.

        (i) The Company shall use its best efforts to cause all the Registrable Shares in any registration under this Article 5 to be listed on the principal securities exchange or included in the over-the-counter market on which similar securities issued by the Company are then listed or quoted, as the case may be, or eligible for listing or quotation, or on The Nasdaq Stock Market or such other national securities exchange as the Board may designate.

        (j) The Company will otherwise use its best efforts to comply with all applicable rules and regulations of the SEC including, without limitation, making available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

        (k) The Company may require, as a condition to including any Holder's Registrable Shares in any registration under this Article 5, each such Shareholder to promptly furnish in writing to the Company such information regarding such Shareholder, the distribution of the Registrable Shares and such other information as the Company may from time to time reasonably request in connection with such registration. The Company shall permit any holder of Registrable Shares, which holder, in its sole judgment, exercised in good faith, and upon advice of counsel, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included.

        (1) Each such Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.4(e) hereof, such Shareholder will forthwith discontinue disposition of Registrable Shares pursuant to the registration statement covering such Registrable Shares until such Shareholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.4(e) hereof, and, if so directed by the Company, such Shareholder will deliver to the Company all copies, other than any permanent file copies then in such Shareholder's possession, of the most recent prospectus covering such Registrable Shares at the time of receipt of such notice. In the event that the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 5.4(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 5.4(e) hereof to the date when the Company shall make available to such Shareholder a prospectus supplemented or amended to conform with the requirements of Section 5.4(e) hereof.

        5.5 INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each Shareholder holding Registrable Shares covered by a registration statement, its officers, directors and agents, and each Person, if any, who controls such Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including those resulting from any order made or any inquiry, investigation or proceeding commenced or threatened by any securities regulatory authority, stock exchange or by any other competent authority) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Shares (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by such Shareholder or on such Shareholder's behalf expressly for use therein; PROVIDED that if such Shareholder is a DLJMB Entity, the exception shall extend to all DLJMB Entities; and PROVIDED FURTHER, that the Company shall not be liable for any untrue statement or omission contained in a preliminary prospectus, which untrue statement or omission was corrected in a final prospectus or supplement that was furnished to such Shareholder. The Company also agrees to indemnify any underwriters of the Registrable Shares, their officers, directors, employees and agents, and each Person, if any, who controls such underwriters (other than in respect of loss of profit or information relating solely to the underwriters) on substantially the same basis as that of the indemnification of the Shareholders provided in this Section 5.5 and which indemnification shall provide, in addition, an indemnity in respect of any breach of representation or warranty of the Company contained in any underwriting agreement in respect of Registrable Shares.

        5.6 INDEMNIFICATION BY PARTICIPATING SHAREHOLDERS. Each Shareholder holding Registrable Shares included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Shareholder, but only with respect to information furnished in writing by such Shareholder or on such Shareholder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Shares, or any amendment or supplement thereto, or any preliminary prospectus, and only up to an amount equal to the aggregate purchase price received by such Shareholder from the sale of such Shareholder's Registrable Shares in such registration. Each such Shareholder also agrees to indemnify and hold harmless underwriters (other than in respect of loss of profit or information relating to the underwriters) of the

Registrable Shares, their officers, directors, employees and agents and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 5.6. As a condition to including Registrable Shares in any registration statement filed in accordance with Article 5 hereof, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.

        5.7 CONDUCT OF INDEMNIFICATION PROCEEDINGS. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 5, such Person (an "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; PROVIDED, HOWEVER, that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of his or its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain his or its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel,
(ii) the Indemnifying Party shall have failed to assume the defense and employ counsel or (iii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or differing legal defenses available to them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without his or its written consent (not to be unreasonably withheld), but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying

Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment; PROVIDED, HOWEVER, that, if any case where the fees and expenses of counsel are at the expense of the Indemnifying Party in accordance with this Article 5 and an Indemnified Party shall have requested the Indemnifying Party to reimburse the Indemnified Party for such fees and expenses of counsel as incurred, such Indemnifying Party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than ten (10) Business Days after the receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall have failed to reimburse the Indemnified Party in accordance with such request for reimbursement prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party (not to be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

        5.8     CONTRIBUTION. If the indemnification provided for in this
Article 5 is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company and the Shareholders holding Registrable Shares covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Shareholders on the one hand and the underwriters on the other, from the offering of the Registrable Shares, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such Shareholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Shareholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Shareholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Shareholders or by such underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The relative fault of the Company on the one hand and of each such Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied in writing by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 5.8 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.8, no underwriter shall be required to contribute any amount in excess of the amount of the total fees, discounts and commissions received by it, and no Shareholder shall be required to contribute any amount in excess of the amount of the proceeds received by such Shareholder in respect of a sale of its Registrable Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each such Shareholder's obligation to contribute pursuant to this Section 5.8 is several in the proportion that the proceeds of the offering received by such Shareholder bears to the total proceeds of the offering received by all such Shareholders and not joint.

        5.9 PARTICIPATION IN PUBLIC OFFERING. No Person may participate in any Public Offering hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and not inconsistent with this Agreement and (b) completes and executes all questionnaires, powers of attorney, indemnities (which indemnities shall not be inconsistent with the indemnification provisions contained in this Article 5), underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

                                   ARTICLE 6
                               PREEMPTIVE RIGHTS

        6.1 PREEMPTIVE RIGHTS. (a) In the event the Company proposes to issue Common Shares or shares of any other class of common stock of the Company (any such securities and the Common Shares are for the purposes of this Section 6.1 referred to as "Shares of Common Equity"), or any securities convertible into or exercisable or exchangeable for Shares of Common Equity ("Convertible Securities"), to the DLJMB Entities (or any Affiliate of a DLJMB Entity) other than the issuance of Warrant Shares, the Company shall give ZS and Uhlenhop written notice of such proposed issuance and ZS and Uhlenhop shall have the right, but not the obligation, exercisable within 35 days after receipt of such notice, to require the Company to, and in the event such right is exercised, the Company shall offer ZS and Uhlenhop the opportunity to, acquire such Shares of Common Equity or Convertible Securities on the same basis so that the proportionate interest of each party who actually acquires Shares of Common Equity or Convertible Securities as contemplated in this Section 6.1(a) (including any issuance that gives rise to the applicability of this Section 6.1(a)) in the Fully Diluted Shares of Common Equity relative to each other party who actually acquires Shares of Common Equity or Convertible Securities as contemplated in this Section 6.1(a) (including any issuance that gives rise to the applicability of this Section 6.1(a)) would remain the same after giving effect to the issuance of such Shares or Convertible Securities; PROVIDED, HOWEVER, that, to the extent applicable, the calculation of Uhlenhop's proportionate interest shall be based solely on the sum of the Common Shares he owns and the Vested Option Shares he is otherwise entitled to as of the date of the determination of such proportionate interest. Such issuance shall be at the same price per share and on terms no less favorable to ZS and Uhlenhop than those of the proposed issuance to the DLJMB Entities (or any Affiliate of a DLJMB entity). Notwithstanding the foregoing, neither ZS nor Uhlenhop shall have any preemptive right with respect to any Shares of Common Equity or Convertible Securities issued to or on behalf of directors, officers or employees of the Company or any of its subsidiaries pursuant to duly adopted stock bonus, stock option or other employee compensation plans or agreements. The rights granted to ZS and Uhlenhop pursuant to this Section 6.1(a) shall be available to such party only so long as such party owns beneficially at least 25% of its or his, as the case may be, Initial Ownership.

        (b) Each of the Shareholders agree to take all such actions, including, without limitations, amending the Articles of Incorporation and Bylaws, as are reasonably required to give effect to the provisions of Section 6.1(a).

                                   ARTICLE 7
                                CONFIDENTIALITY

        7.1 CONFIDENTIALITY. (a) Each Shareholder hereby agrees that Confidential Information (as defined below) was furnished to it and will be furnished to it in connection with such Shareholder's direct or indirect investment in the Company. Each Shareholder agrees that he, she or it will not use the Confidential Information for any purpose other than the Company's purpose. Each Shareholder further acknowledges and agrees that he, she or it will not disclose any Confidential Information to any Person; PROVIDED, HOWEVER, that Confidential Information may be disclosed (i) to such Shareholder's Representatives (as defined below) in the normal course of the performance of their duties who have been advised of the confidential nature of the Confidential Information and have agreed to be bound by the restrictions set forth herein, (ii) to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Shareholder is subject), PROVIDED that the disclosing party shall give notice of such disclosure requirement to the appropriate party at the earliest practicable time so that such party may seek an appropriate protective order for such Confidential Information, (iii) to any Person to whom such Shareholder is contemplating a Transfer of his, her or its Shares (directly or indirectly), PROVIDED that such Transfer would not be in violation of the provisions of this Agreement and as long as such Person is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement in form and substance satisfactory to the Company and the provisions hereof, or (iv) if the prior written consent of the Board shall have been obtained. Nothing contained herein shall prevent the use of Confidential Information in connection with the assertion or defense of any claim by or against the Company or any Shareholder.

        (b) "Confidential Information" means all information or material relating to the Company not generally known by non-Company personnel which (i) is marked "Confidential Information", "Proprietary Information" or other similar marking, including, without limitation, the information contained in the preliminary Offering Memorandum dated May 2, 1997 and the final Offering Memorandum dated May 15, 1997, each of which relate to the offering of 10-3/8% Senior Subordinated Notes due 2007 of Von Hoffmann Press, Inc., (ii) is known by such Shareholder to be considered confidential and proprietary by the Company or
(iii) derives value by virtue of the fact that it is not generally known; PROVIDED, HOWEVER, that the term "Confidential Information" does not include information that (A) was or becomes generally available publicly other than through disclosure by a Shareholder or his, her or its Permitted Transferees, employees, officers, agents, partners, Affiliates, advisors, counsel or representatives (all such Persons being collectively referred to as "Representatives") in violation of this Agreement or any other confidentiality agreement to which such Shareholder is a party, (B) was available to such Shareholder on a non-confidential basis prior to disclosure hereunder, excepting any such information provided to a Shareholder by the Company in connection with the execution of this Agreement, or (C) becomes available to a Shareholder from a source not known to such Shareholder to have a duty of confidentiality with regard to such information.

        (c) Notwithstanding the foregoing, the provisions of Section 7.1(a) and 7.1(b) shall not apply to Uhlenhop, whose obligation to maintain the confidentiality of certain information relating to the Company is set forth in the Uhlenhop Employment Agreement.

        7.2 SPECIFIC PERFORMANCE. Each Shareholder recognizes that the possible restrictions on each Shareholder's activities which may occur as a result of such Shareholder's performance of such Shareholder's obligations under
Section 7.1 hereof are
required for the reasonable protection of the Company and its subsidiaries and Affiliates and their investments against irreparable harm, and each such Shareholder expressly acknowledges, based upon independent legal advice, that such restrictions are fair and reasonable for that purpose. Subject to Section
8.10 hereof, each Shareholder acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of
Section 7.1 hereof would be inadequate to prevent irreparable harm and, in recognition of this fact, each such Shareholder agrees that in the event of such a breach or threatened breach, in addition to any remedies at law, the Company and its subsidiaries and Affiliates, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

                                    ARTICLE 8
                                  MISCELLANEOUS

        8.1 ENTIRE AGREEMENT; NO INCONSISTENT AGREEMENTS. (a) This Agreement, the Merger Agreement, each of the Management Stock Purchase Agreements dated May 22, 1997 between a Management Shareholder and VH Acquisition Corp., the Securities Purchase Agreement dated May 22, 1997 among the DLJMB Entities and VH Acquisition Corp., and the financial advisor agreement referred to in Section 8.3 hereof constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

        (b) The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Shares in this Agreements, including, without limitation, any agreement which shall grant any registration rights in respect of the Shares on a parity with or with priority over those granted herein. The Company has not previously entered into any agreement with respect to any of its securities granting any registration rights to any Person, other than registration rights granted pursuant to the Preferred Shares Registration Rights Agreement dated as of May 22, 1997 by and among the Company and the DLJMB Entities or pursuant to agreements that have been heretofore terminated.

        8.2 BINDING EFFECTS; BENEFIT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns, including any Permitted Transferee to whom Shares are transferred unless transferred, in accordance with the terms of this Agreement pursuant to a Public Sale, in which event, this Agreement shall not inure to the benefit of any such transferee. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        8.3 EXCLUSIVE FINANCIAL ADVISOR AND INVESTMENT BANKING ADVISOR. During the five-year period beginning on the date hereof, DLJSC, or any Affiliate of DLJSC that DLJMB or DLJSC may choose in their sole discretion, shall be engaged as the exclusive financial and investment banking advisor for the Company and its subsidiaries pursuant to the terms of an agreement substantially in the form of the agreement attached hereto as ANNEX B.

        8.4 ASSIGNABILITY. This Agreement shall not be assignable by any party hereto, except that any Person acquiring Shares who is required by the terms of this Agreement to become a party hereto shall execute and deliver to the Company an agreement to be bound by this Agreement and shall thenceforth be a "Shareholder", and any Shareholder who ceases to beneficially own any Shares shall cease to be bound by the terms hereof (other than Article 7 and the provisions of Sections 5.6, 5.7 and 5.8 applicable to such Shareholder with respect to any offering of Registerable Shares completed before the date such Shareholder ceased to own any Shares).

        8.5 AMENDMENT; WAIVER; TERMINATION. (a) No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company, with the approval of (i) the Board, (ii) the DLJMB Entities holding at least a majority of the Shares held by all DLJMB Entities, (iii) ZS and (iv) the Management Shareholders holding at least a majority of the Shares held by all Management Shareholders; PROVIDED, HOWEVER, that upon the approval of the Board of Directors of the Company, Schedule 2 shall be deemed modified to add as signatories to this Agreement other employees of or consultants to the Company or its subsidiaries who may acquire Management Options or Common Shares from the Company, or to otherwise reflect the grant of Management Options to any Management Shareholder signatory hereto.

        (b) Unless otherwise specifically provided herein, this Agreement shall expire and be of no force and effect upon the earlier to occur of (i) the tenth anniversary of the consummation of the IPO and (ii) the date on which the Shares owned beneficially by the DLJMB Entities, in the aggregate, constitute less than 10% of their Initial Ownership, unless earlier terminated by written agreement of each party hereto. Notwithstanding the foregoing, the provisions of Articles 5, 7 and 8 hereof shall survive until the tenth anniversary of the date hereof.

        8.6 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmissions) and shall be given,

        if to the Company, to:

                Von Hoffmann Corporation
                1000 Camera Avenue
                St. Louis, Missouri 63126
                Attention: Chairman of the Board
                           Chief Executive Officer
                Fax:  314-966-0983

        with a copy to (which shall not constitute notice to the Company):

                DLJ Merchant Banking Partners II, Inc.
                277 Park Avenue
                New York, New York  10172
                Attention:  Thompson Dean
                Fax:  212-892-7272

        if to the DLJMB Entities, to:

                DLJ Merchant Banking Partners II, L.P.
                277 Park Avenue
                New York, New York  10172
                Attention:  Thompson Dean
                Fax:  212-892-7272

        with copies to (which shall not constitute notice to the DLJMB
        Entities):

                Donaldson, Lufkin & Jenrette

                  Securities Corporation
                277 Park Avenue
                New York, New York  10172
                Attention:  Ivy Dodes, Esq.
                Fax: 212-892-7272

        and to:

                Weil, Gotshal & Manges LLP
                767 Fifth Avenue
                New York, New York  10153
                Attention:  Stephen E. Jacobs, Esq.
                            Stephen M. Besen, Esq.
                Fax:  212-310-8007

        if to ZS, to:

                ZS VH II L.P.
                c/o ZS Fund, L.P.
                120 West 45th Street, Suite 2600
                New York, New York  10036
                Attention:  Ned L. Sherwood
                            Henrik Falktoft
                Fax:  212-398-1808

        with a copy to (which shall not constitute notice to ZS):

                Kirkland & Ellis
                153 East 53rd Street
                New York, New York  10022
                Attention:  Kirk A. Radke, Esq.
                Fax:  212-446-4900

        if to Uhlenhop, to:

                Robert A. Uhlenhop
                12141 Carberry Place
                St. Louis, Missouri  63131

        with a copy to (which shall not constitute notice to Uhlenhop):

                Bryan Cave LLP
                One Metropolitan Square, Suite 3600
                St. Louis, Missouri  63102
                Attention:  Brian W. Berglund, Esq.
                Fax:  314-259-2020
if to any Management Shareholder (other than Uhlenhop), to such Management Shareholder's address under such Management Shareholder's name on ANNEX A hereto or otherwise as it appears on the stock record books of the Company, or such other address as may be designated in writing by such Management Shareholder to the Company, with a copy to (which shall not constitute notice to any such Management Shareholder):

                Bryan Cave LLP
                One Metropolitan Square, Suite 3600
                St. Louis, Missouri  63102
                Attention:  Brian W. Berglund, Esq.
                Fax:  314-259-2020

        All notices, requests and other communications delivered in connection with or pursuant to this Agreement shall be deemed given and received on the date of receipt by the recipient thereof (or upon refusal if properly delivered) if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two (2) Business Days after the date of such facsimile transmission. Failure or delay in delivering copies of any notice, request or other written communication to the Person specified above to receive a copy thereof shall in no way adversely affect the effectiveness of such notice, request or other written communication.

        Any Person who becomes a Shareholder shall provide his or its address and fax number to the Company, which shall promptly provide such information to each other Shareholder.

        8.7 AFTER-ACQUIRED SHARES. All of the provisions of this Agreement shall apply to all of the Shares now owned or hereafter issued or transferred to a Shareholder or to his, her or its Permitted Transferees in consequence of any additional issuance, purchase, exchange, exercise of conversion rights or reclassification of Shares, corporate reorganization, or any other form of recapitalization, or consolidation, or merger, or share split, or share dividend, or which are acquired by a Shareholder in any other manner, other than Shares purchased in a Public Sale.

        8.8 HEADINGS AND REFERENCES TO SECTIONS. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement. Sections referenced by numbers only are to the respective sections of this Agreement.

        8.9 SEVERABILITY. If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

        8.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

        8.11 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        8.12 SPECIFIC ENFORCEMENT. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

        8.13 ARBITRATION. Subject to Section 8.11 herein, any dispute, controversy or claim arising out of or relating to this Agreement or to the breach or alleged breach of this Agreement, whether arising during the term of this Agreement or after its termination, shall be settled by arbitration, with respect to any matter relating to a Management Shareholder, in Chicago, Illinois and, with respect to any other matter, in New York City in accordance with the rules and practices, then obtaining, of the American Arbitration Association, and any judgment upon any such arbitration or an award rendered may be confirmed in the Supreme Court of the State of New York or any other court having jurisdiction thereof, and enforced in any court having jurisdiction thereof. If the parties are unable to agree upon an arbitrator or arbitrators, then three arbitrators or two arbitrators and one umpire shall be appointed by the American Arbitration Association (in the case of a matter with respect to a Management Shareholder, of Chicago, Illinois, or, in the case of any other matter, of New York City), as it may determine, in accordance with the rules and practices, then obtaining, of such association.

        8.14 PRONOUNS. Any masculine personal pronoun shall be considered to mean the corresponding feminine or neuter personal pronoun, and VICE VERSA, as the context requires.

        8.15 TRIAL BY JURY. Each party to this Agreement hereby waives any right to trial by jury in any action, matter or proceeding regarding this Agreement or any provision hereof.

         [The remainder of this page has been intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereto have caused this Shareholders' Agreement to be duly executed as of the day and year first above written.

                                      VON HOFFMANN CORPORATION

                                      By: /s/ Robert Uhlenhop
                                          --------------------------------------
                                          Name: Robert Uhlenhop
                                          Title: President

                                      DLJ MERCHANT BANKING PARTNERS II, L.P.

                                      By:  DLJ MERCHANT-BANKING II, INC.,
                                             Managing General Partner

                                      By: /s/ Elan Schultz
                                          --------------------------------------
                                          Name: Elan Schultz
                                          Title: Attorney-in-Fact

                                      DLJ DIVERSIFIED PARTNERS, L.P.

                                      By:  DLJ DIVERSIFIED PARTNERS, INC.

                                      By: /s/ Elan Schultz
                                          --------------------------------------
                                          Name: Elan Schultz
                                          Title: Attorney-in-Fact

                                      DLJ OFFSHORE PARTNERS II, C.V.

                                      By:  DLJ MERCHANT BANKING II, INC.,
                                             Managing General Partner

                                      By: /s/ Elan Schultz
                                          --------------------------------------
                                          Name: Elan Schultz
                                          Title: Attorney-in-Fact

    [Signature page to Shareholders' Agreement dated as of May 22, 1997 among
                Von Hoffmann Corporation and its stockholders.]

                                      DLJ EAB PARTNERS, L.P.

                                      By:  DLJ MERCHANT BANKING II, INC.

                                      By: /s/ Elan Schultz
                                          --------------------------------------
                                          Name: Elan Schultz
                                          Title: Attorney-in-Fact

                                      DLJMB FUNDING II, INC.

                                      By: /s/ Elan Schultz
                                          --------------------------------------
                                          Name: Elan Schultz
                                          Title: Attorney-in-Fact

                                      DLJ FIRST ESC L.L.C.

                                      BY:  DLJ LBO Plans Management Corporation,
                                             Manager

                                      By: /s/ Elan Schultz
                                          --------------------------------------
                                          Name: Elan Schultz
                                          Title: Attorney-in-Fact

                                      UK INVESTMENT PLAN 1997 PARTNERS

                                      By:  Donaldson, Lufkin & Jenrette, Inc.

                                      By: /s/ Elan Schultz
                                          --------------------------------------
                                          Name: Elan Schultz
                                          Title: Attorney-in-Fact

                                      ZS VH II L.P.

                                      By:  ZS VH II, L.L.C.
                                             General Partner

                                      By: /s/ Henrik Falktoft
                                          --------------------------------------
                                          Name: Henrik Falktoft
                                          Title: Manager

    [Signature page to Shareholders' Agreement dated as of May 22, 1997 among
                Von Hoffmann Corporation and its stockholders.]

                                      /s/ Robert A. Uhlenhop
                                      ------------------------------------------
                                      Robert A. Uhlenhop

                                      /s/ Charles A. Albert
                                      ------------------------------------------
                                      Charles A. Albert

                                      /s/ Craig A. Nelson
                                      ------------------------------------------
                                      Craig A. Nelson

                                      /s/ Harold W. LePage
                                      ------------------------------------------
                                      Harold W. LePage

                                      /s/ Leo G. Ringwald
                                      ------------------------------------------
                                      Leo G. Ringwald

                                      /s/ Chad D. Deahn
                                      ------------------------------------------
                                      Chad D. Deahn

                                      /s/ Michael W. Dietz
                                      ------------------------------------------
                                      Michael W. Dietz

                                      /s/ Robert L. Fiedler
                                      ------------------------------------------
                                      Robert L. Fiedler

                                      /s/ Cindy A. Batchelor
                                      ------------------------------------------
                                      Cindy A. Batchelor

    [Signature page to Shareholders' Agreement dated as of May 22, 1997 among
                Von Hoffmann Corporation and its stockholders.]

                                     ANNEX A

                  LIST OF MANAGEMENT SHAREHOLDERS AND ADDRESSES

Charles A. Albert
3811 Graystone Drive
Jefferson City, Missouri  65109

Craig A. Nelson
204 Capistrano Drive
Jefferson City, Missouri  65109

Harold W. LePage
4105 Schott Road
Jefferson City, Missouri  65101

Leo G. Ringwald
1033 Seasons Ridge Court
Fenton, Missouri  63026

Chad D. Deahn
697 Highway AT
Villa Ridge, Missouri  63089

Michael W. Dietz
18 Roubound
P.O. Box 103
Norwell, Massachusetts  02061

Robert L. Fiedler
1008 Valentine
Festus, Missouri  63028

Cindy A. Batchelor
3658 Highway 61
Festus, Missouri  63028

                                     ANNEX B

                       FORM OF FINANCIAL ADVISOR AGREEMENT

                                 (See attached).

                                   SCHEDULE 1

                                          Number of    Number of      Number
                                           Common      Preferred        of
Shareholders                               Shares        Shares      Warrants
--------------------------------------   ----------    ---------    ---------
DLJ Merchant Banking Partners II, L.P.   27,598,266      655,012    3,275,060

DLJ Offshore Partners II, C.V.            1,305,161       30,976      154,880

DLJ Diversified Partners, L.P.            2,127,980       50,505      252,525

DLJ EAB Partners, L.P.                      119,167        2,828       14,140

DLJMB Funding II, Inc.                    5,646,453      134,012      670,060

DLJ First ESC L.L.C                       4,634,740      110,000      550,000

UK Investment Plan 1997 Partners            702,233       16,667       83,335

ZS VH II L.P.                             5,000,000            0            0

Robert A. Uhlenhop                        1,228,566            0            0

                                   SCHEDULE 2

Management             Number of     Number of Granted
Shareholder          Common Shares   Management Options
------------------   -------------   ------------------
Robert A. Uhlenhop         771,434            2,000,000

Charles A. Albert          100,000                    -

Craig A. Nelson            200,000                    -

Harold W. LePage           200,000                    -

Leo G. Ringwald            150,000                    -

Chad D. Deahn               90,000                    -

Mike W. Dietz               60,000                    -

Robert L. Fiedler           30,000                    -

Cindy A. Batchelor          36,000                    -